SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 4, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the annual stockholders' meeting of Heartland Financial USA, Inc. to be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Wednesday, May 16, 2012, at 6:00 p.m.

At our annual meeting, we will discuss and vote on the matters described in the notice of annual meeting of stockholders and the proxy statement. Copies of the meeting notice and proxy statement are enclosed, together with a copy of our 2011 Annual Report to Stockholders.

We encourage you to attend our annual meeting in person and enjoy fellowship with other stockholders at the reception following our meeting. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

I look forward with pleasure to seeing you and visiting with you at the meeting.

Very best personal wishes,

Lynn B. Fuller
Chairman of the Board

1398 Central Avenue · Dubuque, Iowa 52001 · (563) 589-2100

We especially ask you to join the directors and other fellow stockholders for cocktails and hors d' oeuvres at a reception following the meeting. In order to comfortably accommodate all stockholders, we ask that you please return the enclosed reservation card. Doing so will allow us to have a nametag prepared for each attendee. This reception will be held at our corporate headquarters located in the main bank building of Dubuque Bank and Trust Company, 1398 Central Avenue, Dubuque, Iowa, beginning at approximately 7:00 p.m. You need not attend the annual meeting in order to attend the reception.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2012

TO THE STOCKHOLDERS:

The annual meeting of stockholders of HEARTLAND FINANCIAL USA, INC. will be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Wednesday, May 16, 2012, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

(1)	to elect two Class I directors;
(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;
(3)	to approve, on a non-binding advisory basis, compensation to our executive officers;
(4)	to vote on a non-binding advisory proposal on the frequency of future executive compensation votes;
(5)	to approve the adoption of the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan;
(6)	to approve the adoption of the Heartland Financial USA, Inc. 2012 Amended and Restated Stockholder Rights Agreement; and
(7)	to transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 19, 2012, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. Whether or not you plan to attend the meeting, please vote your shares promptly to ensure they are represented at the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the Board of Directors

Lois K. Pearce
Secretary

Dubuque, Iowa
April 4, 2012

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 16, 2012:  The Proxy Statement and Annual Report to Stockholders are available at  www.htlf.com.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Heartland Financial USA, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Grand River Center located at 500 Bell Street, Dubuque, Iowa, on Wednesday, May 16, 2012, at 6:00 p.m. local time, or at any adjournments or postponements of the meeting. We first mailed this proxy statement and proxy card on or about April 4, 2012.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting. The following information regarding the meeting and the voting process is presented in a question and answer format.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 19, 2012, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to be voted upon to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder designated on the proxy card as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card; this will ensure that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the following matters proposed by our Board of Directors:

(1)	to elect two Class I directors of Heartland for a term expiring in 2015;
(2)	to ratify the selection of KPMG LLP to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2012;
(3)	to approve, on a non-binding advisory basis, compensation to our executive officers;
(4)	to vote on a non-binding advisory proposal on the frequency of future executive compensation votes;
(5)	to approve the adoption of the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan;
(6)	to approve the adoption of the Heartland Financial USA, Inc. Amended and Restated Stockholder Rights Agreement; and
(7)	to transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

Our Board of Directors recommends that you vote FOR each of these proposals.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be voted on at the annual meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on these matters in a manner they consider appropriate.

How do I vote?

You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement; “for” the ratification of our independent registered public accounting firm; "for" the approval of Heartland executives' compensation as described in the Compensation Discussion and Analysis; "for" annual approval of the non-binding advisory proposal on compensation to our executive officers; “for” the adoption of the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan; and "for" the adoption of the Amended and Restated Heartland Financial USA, Inc. Stockholder Rights Agreement.

If you want to vote in person, please come to the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a separate proxy from your broker in order to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

You will receive more than one proxy card if you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote in their discretion on behalf of their customers on routine matters, such as the ratification of KPMG, LLP as our independent registered public accounting firm, but cannot vote on non-routine matters, such as the election of directors; any matter related to executive compensation, such as the non-binding vote on executive compensation and the frequency with which such non-binding vote will be brought to the stockholders; adoption of the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan; and adoption of the Amended and Restated Stockholder Rights Plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below under “How many votes are needed for approval of each proposal?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

*	signing another proxy with a later date and returning that proxy to Ms. Lois K. Pearce, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001;
*	sending notice to us that you are revoking your proxy; or
*	voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either

*	is present and votes in person at the meeting; or
*	has properly submitted a signed proxy card or other proxy.

On March 19, 2012, there were __________ shares of common stock issued and outstanding. Therefore, at least _________ shares need to be present at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee for director is unable to stand for election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than two nominees. The Board has no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote to consider executive compensation every “1 Year,” every “2 Years,” every “3 Years,” or abstain from voting on this item. You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

How many votes are needed for each proposal?

The directors are elected by a plurality and the two individuals receiving the highest number of votes cast “for” their election will be elected as directors of Heartland.  With respect to the Frequency of Say on Pay Proposal, the frequency selected by the stockholders will also be determined based on the plurality of votes cast. This means that the option of one year, two years or three years that receives the most votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.

The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required to approve the remaining items you are being asked to vote upon: 1) the ratification of the appointment of independent public accountants for the fiscal year ending December 31, 2012; 2) the approval, on a non-binding advisory basis, of compensation to our executive officers; 3) the adoption of the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan; and 4) the adoption of the Heartland Financial USA, Inc. Amended and Restated Stockholder Rights Agreement.

The vote on our executive compensation and the frequency of future executive compensation votes are advisory and will not be binding upon Heartland or the Board of Directors. However, the Compensation/Nominating Committee of the Board will consider the extent of approval in establishing our compensation plan for subsequent years.

Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. So long as a quorum is present, broker non-votes will have no effect on the outcome of the matters to be taken up at the meeting. Abstentions will have the same effect as negative votes.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC by the close of business on the fourth business day after the meeting, which will be by May 22, 2012.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of Heartland or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the annual meeting to be held on May 16, 2012, you will be entitled to vote for two Class I directors for terms expiring in 2015. The Board of Directors is divided into three classes of directors having staggered terms of three years. Both of the nominees for election as Class I directors are incumbent directors. We have no knowledge that either of the nominees will refuse or be unable to serve, but if any of the nominees become unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and concerning the other directors whose terms of office will continue after the meeting, including the age, year first elected as a director and business experience during the previous five years.

The Board of Directors recommends that you vote your shares FOR each of the nominees.

NOMINEES
CLASS I (Term Expires 2015)

Lynn B. Fuller; 62; Chairman, President and Chief Executive Officer, Heartland Financial USA, Inc., Dubuque, Iowa

*	Director of Heartland since 1987
*	President of Heartland since 1990
*	Chief Executive Officer of Heartland since 1999
*	Chairman of the Board of Heartland since 2000
*
Director of Dubuque Bank and Trust Company, Wisconsin Community Bank, New Mexico Bank & Trust, Rocky Mountain Bank, Summit Bank & Trust, and Citizens Finance Co., Heartland subsidiaries, for more than five years

*	Director of Minnesota Bank & Trust, a Heartland subsidiary, since 2008
*	Other past subsidiary directorships: Galena State Bank & Trust, Riverside Community Bank, and First Community Bank (now a branch office of Dubuque Bank and Trust Company)
Mr. Fuller received his undergraduate degree from the University of Dubuque and obtained his MBA from the University of Iowa. He began his banking career with Dubuque Bank and Trust Company in 1971, and worked as an officer at First National Bank of St. Paul from 1976 until returning to Dubuque Bank and Trust Company in 1978. Mr. Fuller has the deepest knowledge and understanding of Heartland and the most extensive experience in the banking business of any director, with hands-on operational experience and decades of experience in all aspects of commercial banking.

John W. Cox, Jr.; 64; Vice President of External Affairs and General Counsel for Jo-Carroll Energy, Inc., Elizabeth, Illinois

*	Independent director of Heartland since 2003
*	Director of Galena State Bank & Trust, a Heartland subsidiary, since 1998
*	Vice President of External Affairs and General Counsel for Jo-Carroll Energy, Inc. since 2007
*	Practicing attorney in Galena, Illinois, for over 35 years prior to joining Jo-Carroll Energy, Inc.

Mr. Cox is a former Member of the U.S. House of Representatives from the 16th District of the State of Illinois. During his term in the U. S. Congress, Mr. Cox served on the House Banking and Finance Committees. He brings to our Board significant knowledge of, and contacts with, community leaders in the markets we serve in Northern Illinois, Eastern Iowa and Southwestern Wisconsin, as well as working knowledge of the legal interpretations and consequences of banking decisions.

CONTINUING DIRECTORS
CLASS II (Term Expires 2013)

Mark C. Falb; 64; Chairman of the Board and Chief Executive Officer, Kendall/Hunt Publishing Company and Westmark Enterprises, Inc., Dubuque, Iowa

*	Independent Director of Heartland since 1995
*	Vice Chairman of the Board of Heartland since 2001
*	Chairman, Audit/Corporate Governance Committee and Compensation/Nominating Committee of Heartland since 2001
*	Director of Dubuque Bank and Trust Company and Citizens Finance Co., Heartland subsidiaries for more than five years
*	Chairman of the Board, Dubuque Bank and Trust Company for more than five years

Mr. Falb has been Chairman of the Board and Chief Executive Officer of Kendall/Hunt Publishing Company, a publisher of textbooks for the Pre-K - 12th grade market and the higher education market, and Westmark Enterprises, Inc., a real estate development company, since 1993. Mr. Falb brings to our Board considerable experience in executive management of nationally based organizations and in finance and financial accounting. He has significant contacts and is considered a community leader in our primary market of Dubuque and the Tri-State area.

John K. Schmidt; 52; Executive Vice President, Chief Operating Officer and Chief Financial Officer, Heartland Financial USA, Inc., Dubuque, Iowa

*	Director of Heartland since 2001
*	Chief Operating Officer of Heartland since 2004
*	Executive Vice President and Chief Financial Officer of Heartland since 1991
*	Director of Dubuque Bank and Trust Company, Galena State Bank & Trust, Riverside Community Bank, and Citizens Finance Co., Heartland subsidiaries, for more than five years
*	President of Dubuque Bank and Trust Company from 1999-2004
*	Director of First Community Bank (now a branch of Dubuque Bank and Trust Company) from 2004-2007

Mr. Schmidt earned his undergraduate degree from the University of Northern Iowa and subsequently was employed by the Office of the Comptroller of the Currency and Peat Marwick Mitchell, currently known as KPMG LLP. He joined Dubuque Bank and Trust Company in 1994. A CPA (inactive), Mr. Schmidt brings to our Board extensive knowledge in bank operational management and accounting.

James R. Hill; 60; President, Hill Companies, LLC, Englewood, Colorado

*	Independent Director of Heartland since 2007
*	Director and Chairman of the Board of Summit Bank & Trust, a Heartland subsidiary, since 2006

Mr. Hill is and has been for the past thirteen years, President of Hill Companies, LLC, a real estate investment company located in Englewood, Colorado. Prior to forming Hill Companies, Mr. Hill was an executive officer with Trizec Corporation, Ltd., a leading Canadian real estate development company. Mr. Hill brings broad experience in real estate development and lending to our Board, particularly in the Colorado area, one of our newer geographic markets.

CONTINUING DIRECTORS
CLASS III (Term Expires 2014)

James F. Conlan; 48; Partner with Sidley Austin LLP, Chicago, Illinois

*	Director of Heartland since 2000
*	Director of Dubuque Bank and Trust Company and Citizens Finance Co., Heartland subsidiaries, for more than five years

Mr. Conlan has been a partner with Sidley Austin LLP, one of the largest law firms in the world, since 1996. He has also been a member of the Executive Committee of Sidley Austin since 2005, Vice Chairman from 2000 to 2006, and Co-Chairman of the Firm-Wide Corporate Reorganization Practice since 2006. Mr. Conlan brings to our Board considerable expertise in complex financial structuring, particularly those associated with workout transactions, and the legal implications of such transactions.

Thomas L. Flynn; 56; Retired President and Chief Executive Officer of Flynn Ready-Mix Concrete Co.

*	Independent Director since 2002
*	Director of Dubuque Bank and Trust Company and Citizens Finance Co., Heartland subsidiaries, for more than five years

Mr. Flynn was President and Chief Executive Officer of Flynn Ready-Mix Concrete Co. from 1999 until his retirement in 2012 when a majority of the company was sold. He was Chief Financial Officer of Flynn Ready-Mix from 1977 until 1999. He is a Past Chairman of the Board of Directors of the National Ready-Mix Concrete Association. Mr. Flynn is a former member of the Iowa Legislature having served for eight years as a State Senator. He also previously served for ten years as an adjunct faculty member in the Business Department of a local Liberal Arts College teaching courses in finance and business research methods. Mr. Flynn brings to our Board considerable small business expertise, business contacts in one of our principal markets and skill in governance.

All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between Heartland and any other person pursuant to which any of our directors have been selected for their respective positions. With the exception of Mr. Conlan, who is the brother-in-law of Mr. Fuller, no member of the Board of Directors is related to any other member of the Board.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our Board of Directors

There are currently seven members of the Board of Directors of Heartland. Although it is the responsibility of Heartland's officers to manage day-to-day operations, the Board oversees our business and monitors the performance of our management.

Independence. Our Board has determined that each of Messrs. Falb, Cox, Flynn and Hill (57% of our Board members) are “independent” directors as defined in the rules of the NASDAQ Stock Market and the rules and regulations of the SEC. Messrs. Fuller and Schmidt are not independent because they are executive officers of Heartland. Because Mr. Conlan is the brother-in-law to Mr. Fuller, our Board determined that Mr. Conlan is not independent, although it also determined that

Mr. Conlan discharges his duties in the manner of an independent director. In considering the independence of the directors, our Board reviewed questionnaires prepared by each director, reviewed its own records of transactions with directors and inquired of directors whether they or any member of their immediate families had engaged in any transaction with us, other than transactions made in the ordinary course of business.

Meetings.  Our directors meet on at least a quarterly basis, or as needed at special meetings held from time to time. During 2011, the Board of Directors held four regular meetings and ten special meetings. All directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served in 2011.

The independent directors are offered the opportunity at each meeting of the Board of Directors to meet without Messrs. Fuller, Schmidt and Conlan in attendance. During 2011, the independent directors met in such capacity three times. At the request of the independent directors, Mr. Conlan attended one meeting. Each of our Audit/Corporate Governance Committee and our Compensation/Nominating Committee consists solely of independent directors and these committees meet in conjunction with most regular Board meetings.

It is Heartland's policy that all directors be in attendance at annual meetings unless excused by the Chairman of the Board. In 2011, all seven of our directors attended the annual meeting in person.

Board Leadership.  Under our bylaws, the Chairman of the Board presides at meetings of the Board at which he is in attendance. Mr. Fuller, our Chief Executive Officer, has been Chairman of our Board of Directors since 2000. Mr. Fuller, as the director with the most knowledge of banking operations and of Heartland's business, is the director most capable of leading discussions on important matters affecting Heartland, including formulation and implementation of corporate strategy. Further, our Board believes that Mr. Fuller's role as Chairman creates a firm link with management and a clear indication of management authority, and causes the Board to function more effectively and efficiently. Our Board believes that our performance during Mr. Fuller's tenure, including during this tumultuous economy, reflects the effectiveness of his leadership and his goal of advancing Heartland's interests over his personal gain.

Although Mr. Falb, the Chairman of both our Audit/Corporate Governance Committee and our Compensation/Nominating Committee, has not been formally designated as the “lead director,” he chairs and assists in setting the agenda for executive sessions of the Board, as well as regularly interacts with Messrs. Fuller and Schmidt to convey concerns of the directors and to assist with the full agenda for Board meetings.

Risk Management - Background.  Heartland has historically delegated some portion of the risk management function for traditional bank products to its subsidiary banks, and the role of Heartland's management has traditionally been to oversee and audit this function and to manage risk on an enterprise-wide basis for assets and liabilities, such as securities, bank borrowings and interbank transactions. The economic environment of the past four years has led Heartland to take a more active role in the risk management of traditional loan and deposit products. In addition to a more formalized approach to risk management at Heartland, subsidiary bank, and branch levels, Heartland has developed a specialized program for working with and through the disposition of troubled loans, which, as many banking companies have experienced, have risen due to the economic dislocation of the past few years. The program encompasses specialized personnel at Heartland, as well as, at the subsidiary bank level, with the experience and authority to manage troubled loans and other assets.

Risk Management - The Board. The Heartland Board of Directors oversees planning and responding to risks arising from changing business conditions or the initiation of new activities or products. The Heartland Board of Directors also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities, and overseeing management's conformance with internal policies and controls addressing the operations and risks of significant activities. The Board of Directors receives periodic reviews of Heartland's risk management programs and approves risk oversight and controls based upon reporting from management. The Audit/Corporate Governance Committee oversees risks associated with financial reporting, including internal control over financial reporting, and identifies and oversees compliance with changing law and regulation. The Compensation/Nominating Committee also identifies, reviews and oversees risk created by Heartland's executive benefit programs and employee compensation plans.

Risk Management - Senior Management. Senior Management of Heartland has direct oversight and involvement in risk management via reporting and regular cross-functional communications. This is primarily accomplished through senior management personnel who are assigned responsibility for monitoring and managing all types of risk within their functional areas of responsibility, aided by the input and support of other managers who have a stakeholder interest in the various risk areas. Typically, the senior manager will work with Heartland and subsidiary bank staff to develop, implement and monitor standardized policies, procedures, products, risk limits and tolerances. The Board believes that this structure enables Heartland to pro-actively manage material risks as close as reasonably possible to the level where functional decisions are made.

Committees of the Board

Audit/Corporate Governance Committee. Currently, the members of the Audit/Corporate Governance Committee are Messrs. Falb, Cox, Flynn and Hill, each of whom is an “independent” director under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC. The Board of Directors has determined that each member of the Audit/Corporate Governance Committee qualifies as, and should be named as an “audit committee financial expert” as set forth in the rules and regulations of the SEC. The Board based this decision on the educational background and experience of Mr. Falb and Mr. Flynn in financial accounting, of Mr. Hill in business administration and of Mr. Cox in law, and the experience of each of these committee members as executive officers of other companies and other relevant experience using and analyzing financial statements.

The Audit/Corporate Governance Committee charter can be found under the investor relations section of our website, www.htlf.com. The primary duties and functions of the Audit/Corporate Governance Committee are to:

*	monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;
*	retain, oversee, review and terminate our independent registered public accounting firm and pre-approve all services performed by the independent registered public accounting firm;
*	provide an avenue of communication among the independent registered public accounting firm, management, the internal audit function and the Board of Directors;
*	encourage adherence to, and continuous improvement of, our policies, procedures and practices at all levels;
*	review areas of potential significant financial risk; and
*	monitor compliance with legal and regulatory requirements and establish appropriate corporate governance policies for Heartland.

The Audit/Corporate Governance Committee's duties and functions are set forth in more detail in its charter.

Mr. Falb has served as Chairman of the Audit/Corporate Governance Committee since 2001. During 2011, the Audit/Corporate Governance Committee met four times. To promote independence of the audit function, the Audit/Corporate Governance Committee consults both separately and jointly with our independent registered public accounting firm, internal auditors and management.

The report of the Audit/Corporate Governance Committee is contained later in this proxy statement and the processes used by the Audit/Corporate Governance Committee to approve audit and non-audit services are described later in this proxy statement under the caption “Relationship With Independent Registered Public Accounting Firm-Audit/Corporate Governance Committee Pre-Approval Policy.”

Compensation/Nominating Committee.  The Compensation/Nominating Committee currently consists of Messrs. Falb, Cox, Flynn and Hill, each of whom is an “independent” director as defined by listing requirements of the NASDAQ Stock Market, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non employee” director under Section 16 of the Securities Exchange Act of 1934. Mr. Falb has served as Chairman of the Compensation/Nominating Committee since 2001.

The charter of the Compensation/Nominating Committee can be found under the investor relations section of our website, www.htlf.com. The primary duties and functions of the Compensation/Nominating Committee are to:

*	discharge the responsibilities of the Board of Directors relating to the compensation of our executive officers;
*	evaluate and make recommendations to the Board of Directors relating to the compensation of individuals serving as directors;
*
direct the creation of and approve the annual compensation discussion and analysis on executive compensation for inclusion in our proxy statement in accordance with all applicable rules and regulations; and

*	identify individuals qualified to become members of the Board of Directors and select such individuals as director nominees for the next annual meeting of stockholders.

The Compensation/Nominating Committee meets as often as necessary to evaluate the performance of the named executive officers, to determine salaries and bonuses for the coming year and to consider and approve any grants under incentive compensation programs. In formulating and approving the compensation plans for executive officers, the

Compensation/Nominating Committee also meets with the risk management personnel of Heartland to consider whether the executive compensation programs are appropriately balanced, do not create inappropriate risk-taking incentives and do not impair the safety and soundness of Heartland and its subsidiary banks. The Compensation/Nominating Committee held eight meetings in 2011.

The Compensation/Nominating Committee's duties and functions are set forth in more detail in its charter. The process used by the committee to evaluate and determine executive compensation is described in this proxy statement under the caption “Executive Officers and Directors Compensation - Compensation Discussion and Analysis - Administration of our Compensation Program." The report of the Compensation/Nominating Committee is also contained later in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation/Nominating Committee, which sets the salaries and compensation for our executive officers, was comprised solely of independent directors Messrs. Falb, Cox, Flynn and Hill. None of these individuals was an officer or employee of Heartland in 2011, and none of these individuals is a former officer or employee of Heartland. In addition, during 2011, no executive officer of Heartland served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation/Nominating Committee was engaged as an executive officer.

Director Nominations and Qualifications

In carrying out its nominating function, the Compensation/Nominating Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and stockholder nominees, in the same manner. We are not currently seeking new candidates to serve on the Board and we did not receive any stockholder nominations for the 2012 annual meeting. The Compensation/Nominating Committee believes that, at a minimum, potential directors should have the highest personal and professional ethics, integrity and values, a sufficient educational and professional background that enables them to understand our business, exemplary management and communications skills, demonstrated leadership skills, sound judgment in his or her professional and personal life, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. Additionally, no nominee can be eligible for election or re-election as a director if, at the time of such election, such person is 70 or more years of age. Each nominee must also be willing to devote sufficient time to carrying out his or her Board duties and responsibilities effectively. Although our Compensation/Nominating Committee considers diversity, including diversity of experience, gender and ethnicity in nominations, it does not have a formal diversity policy.

The Compensation/Nominating Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and whether they are “independent” in accordance with NASDAQ Stock Market requirements (to ensure that at least a majority of the directors will, at all times, be independent). In the past, the Compensation/Nominating Committee has not retained any third party to assist it in identifying candidates, but it has the authority to retain a third-party firm or professional for the purpose of identifying candidates.

Stockholder Communications with the Board, Nomination and Proposal Procedures

General Communications with the Board.  As set forth on our website, www.htlf.com, our Board of Directors can be contacted through Heartland's corporate headquarters at 1398 Central Avenue, P.O. Box 778, Dubuque, Iowa 52004-0778, Attn: Lois K. Pearce, or by telephone at Heartland's administrative offices at (563) 589-2100, or toll free at (888) 739-2100. Each communication will be forwarded to the Board or the specific directors identified in the communication as soon as reasonably possible.

Nominations of Directors.  In order for a stockholder nominee to be considered by the Compensation/Nominating Committee as a nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year's proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Compensation/Nominating Committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our corporate secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting. The stockholder's notice of intention to nominate a director must include (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence address, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the Board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2013 annual meeting of stockholders, stockholder proposals must be received by our corporate secretary, at the above address, no later than December 5, 2012, and must otherwise comply with the notice and other provisions of our bylaws, as well as SEC rules and regulations.

For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal with our corporate secretary not less than 30 nor more than 75 days prior to the scheduled date of the annual meeting.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website, www.htlf.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Director Compensation

Our Board of Directors believes that any compensation received by a non-employee director should be tied directly to the success of Heartland and, by extension, the success of all Heartland stockholders. Beginning in 2008, non-employee directors have been compensated for service on the Heartland Board of Directors solely by issuance of shares of restricted stock granted under the 2005 Long-Term Incentive Plan in an amount determined by the committee at its annual meeting. Such shares are awarded as of the date of the annual meeting and vest on the earlier of the one year anniversary of grant or the date of the next annual meeting. In the event a director leaves the Board for any reason prior to any vesting date (other than due to death or disability), the committee retains sole discretion to determine the disposition of the unvested shares. In the event of the death or disability of the director, the shares vest.

Each of Messrs. Conlan, Cox, and Hill were granted 1,000 shares of our common stock on May 18, 2011, as their sole compensation for the period from the May 18, 2011 Annual Meeting to the May 16, 2012 Annual Meeting. Mr. Falb and Mr. Flynn who chair and co-chair, respectively, both Audit/Corporate Governance and Compensation/Nominating committees were granted 1,100 shares. Mr. Fuller and Mr. Schmidt, who are officers, do not receive any compensation for serving on the Board of Heartland or any of its subsidiary banks. Messrs. Conlan, Cox, Falb and Flynn also serve on the Board of one of our subsidiary banks and receive cash compensation for such service.

The following table shows the compensation earned during 2011 by each of our independent directors for service on the Heartland Board of Directors and the Boards of our subsidiary banks:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
James F. Conlan	$11,030	$13,311	$24,341
John W. Cox, Jr.	$7,770	$14,790	$22,560
Mark C. Falb	$12,950	$16,269	$29,219
Thomas L. Flynn	$15,520	$14,790	$30,310
James R. Hill	$—	$14,790	$14,790

(1) The amounts in this column include fees earned or paid in cash for services as a director at one of Heartland's bank subsidiaries. The fees for Messrs. Conlan, Falb and Flynn are for service on the Board and Committees of Dubuque Bank and Trust Company. The fees for Mr. Cox are for services on the Board of Galena State Bank & Trust. Mr. Hill did not receive director fees for serving on the Board of Summit Bank & Trust. Messrs. Conlan and Flynn chose to receive Heartland common stock in lieu of cash for their service on the Board and Committees of Dubuque Bank and Trust Company, with the number of shares issued based upon the closing price of $16.15 per share on December 21, 2011, the date of the last regular board meeting of the year.

2) The amounts in this column were based upon the $14.79 per share closing price for our common stock on May 18, 2011, the date of issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of our common stock at January 31, 2012, by each person we know to beneficially own more than 5% of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table and by all directors and executive officers of Heartland as a group.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class
5% Stockholders, Directors and Nominees
Directors
James F. Conlan	327,834	(2)	2.0%
John W. Cox, Jr.	28,087	(3)	*
Mark C. Falb	100,241	(4)	*
Thomas L. Flynn	69,577	(5)	*
Lynn B. Fuller	948,158	(6)	5.8%
James R. Hill	5,888
John K. Schmidt	221,993	(7)	1.3%
Other Executive Officers
Kenneth J. Erickson	188,228	(8)	1.1%
Douglas J. Horstmann	170,353	(9)	1.0%
Melvin E. Miller	47,111	(10)	*
All directors and executive officers as a group (12 persons)	2,123,060		12.9%

* Less than one percent

(1) Includes the following shares that may be purchased through the exercise of options within 60 days of January 31, 2012: Mr. Lynn B. Fuller - 55,333 shares; Mr. Schmidt - 41,166 shares; Mr. Erickson - 16,333 shares; Mr. Horstmann - 14,500 shares; Mr. Miller - 17,166 shares and all directors and executive officers as a group - 151,831 shares. All shares shown represent sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2) Includes 225,602 shares held by Mr. Conlan's spouse, as trustee, and 80,783 shares held in trust for his children, over which Mr. Conlan's spouse is trustee. Also includes 1,000 shares of restricted stock over which Mr. Conlan has voting power but receives no dividends.

(3) Includes 16,833 shares held by John W. Cox, Jr., Inc., of which Mr. Cox is a controlling stockholder and 4,729 shares held by McJoyce, Inc. of which Mr. Cox is a controlling stockholder. Also includes 1,000 shares of restricted stock over which Mr. Cox has voting power but from which he receives no dividends.

(4) Includes 68,856 shares held by Mr. Falb's spouse, as trustee. Also includes 1,100 shares of restricted stock over which Mr. Falb has voting power but receives no dividends.
(5) Includes 2,786 shares held by Mr. Flynn's spouse in an individual retirement account and 26,853 shares held by Mr. Flynn jointly with his spouse. Also includes 1,100 shares of restricted stock over which Mr. Flynn has voting power but receives no dividends.

(6) Includes an aggregate of 6,673 shares held by Mr. Fuller's spouse and son, 750,886 shares held in a trust for which Mr. Fuller is sole trustee, and 123,078 shares held in a trust for which Mr. Fuller serves as co-trustee. Mr. Fuller's mailing address is: Heartland Financial USA, Inc., 1398 Central Avenue, P.O. Box 778, Dubuque, Iowa 52004-0778.

(7) Includes an aggregate of 25,948 shares held by Mr. Schmidt's spouse and minor children and 2,088 shares held by Mr. Schmidt jointly with his spouse.
(8) Includes 69,875 shares held by Mr. Erickson's spouse.
(9) Includes 27,000 shares held by Mr. Horstmann's spouse, as trustee.
(10) Includes 12,136 shares held jointly with Mr. Miller's spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the SEC. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of such forms, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers or 10% stockholders were satisfied during 2011.

EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis addresses our compensation philosophy and objectives with respect to our named executive officers, compensation factors, elements of compensation and the basis for compensation decisions for 2011. Our named executive officers are Lynn B. Fuller, John K. Schmidt, Kenneth J. Erickson, Douglas J. Horstmann and Melvin E. Miller.

Historically, we have designed our executive compensation program to be both competitive in the marketplace and to align the interests of our executive officers with the long-term interests of our stockholders. Overall, our goal has been to pay total cash compensation (base salary plus incentive compensation) near the median of our peer group for comparable positions and performance. We have attempted to maintain base salary at slightly less than the median but incentive compensation above the median because we believe this is a reasonable way in which to encourage performance. We have also strived to pay a larger portion of the total compensation to executive officers in performance-based pay that is tied to the achievement of our 1-Year and 5-Year Plans of business operations because we believe this appropriately focuses our executive officers on consistent, sustained performance.

As discussed below, during the past five years, the economic and changing regulatory environments have caused us to adjust our compensation program for both economic realities and changing regulation. During 2007 and 2008, when we, along with many other bank holding companies, found our income to be less than historical earnings and short of projected earnings, we froze the salaries of our Chief Executive Officer and Chief Financial Officer. In 2009, our Compensation/Nominating Committee also froze the salaries of all officers who had earned $60,000 or more in 2008. Further, because we participated in the Capital Purchase Program of the United States Department of the Treasury's Troubled Asset Relief Program (“TARP”) from December19, 2008, until September 15, 2011, we were prohibited in 2009 through the first nine months of 2011 from paying cash incentive compensation to our five most highly compensated officers, including our Chief Executive Officer, Chief Financial Officer and several other named executive officers. Therefore, our five most highly compensated officers did not receive cash bonuses or other incentive compensation in 2009 or 2010.

In 2010, our operations recovered to nearly pre-recession levels. In recognition of our named executive officers' important role in this recovery and the fact that their salaries and equity compensation were frozen during the previous several years, the Compensation/Nominating Committee reexamined and increased the salaries of our executive officers in 2010. Although the increased salaries brought their compensation closer to that of our peers, our executive officers continued to receive less overall compensation than officers at comparable peers.

In 2011, our earnings and operations continued to rebound, and our named executive officers received base salary increases to bring their base salaries nearly equal to the median at comparable peers. Because we remained a TARP participant until September 15, 2011, we were unable to provide bonuses and equity compensation to four of our five named executive officers. On September 15, 2011, our application to be a participant in the United States Treasury's Small Business Lending Fund (“SBLF”) was approved, and we simultaneously repaid our obligations under TARP. The Compensation/ Nominating Committee reevaluated compensation for our executive officers after repayment, and as a result:

*
Approved a cash incentive payout for named executive officer, Douglas J. Horstmann, based on performance at Dubuque Bank and Trust Company, for which he serves as President and CEO, for the period from September 15, 2011, through December 31, 2011.

*
Approved a cash incentive payout for named executive officer, Melvin E. Miller, who was not one of Heartland's most highly compensated employees as defined by TARP. Mr. Miller received his full cash incentive payout for the period of January 1, 2011, through December 31, 2011.

*	Did not pay cash incentive compensation for the period from September 15, 2011, through December 31, 2011, to Mr. Fuller, Mr. Schmidt or Mr. Erickson.
*
Instructed management to consider revising and creating a new long-term incentive program under which Heartland may pay performance-based equity compensation. Notwithstanding the recommendation for such a program, our executive officers were not granted performance-based restricted stock units in October 2011 (at the time other qualified officers were), due to management's recommendation that we honor TARP restrictions through the end of the year.

In summary, although the base salary levels of our named executive officers during 2011 were close to those of our peers, total compensation, including the pro-rata bonus and non-performance-based equity awards for these officers, still remained slightly below peer median for 2010, which was consistent with the Compensation/Nominating Committee's intent.

Although the Compensation/Nominating Committee believes that any incentive compensation system that we implement will need to comply with the regulatory framework described below and be carefully structured to take into account any risk of adverse impact, the Committee continues to believe that tying compensation to financial and operational performance is important. Because our 2006 Long-Term Incentive Plan is expiring and the restrictions on incentive pay under TARP no longer apply to us, we are preparing to implement a new 2012 Long-Term Incentive Plan. We believe this new incentive plan is necessary to reward not only our named executive officers, but other qualifying officers in a manner that aligns the interests of our officers with the long-term interests of our stockholders.

Regulatory Impact on Compensation

As a publicly-traded financial institution, Heartland must contend with several overlapping layers of regulation when considering and implementing compensation-related decisions. Except for the TARP regulations described below, these regulations do not set specific parameters within which compensation decisions must be made, but do require Heartland and the Compensation/Nominating Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. Although the regulatory focus on risk assessment has increased over the last several years, the incorporation of general concepts of risk assessment into compensation decisions is not a recent development.

As indicated above, we became subject to substantial restrictions on the form of compensation we were able to provide to our executive officers when we became a participant in TARP in late 2008. These restrictions included a prohibition on certain types of incentive compensation to our five most highly paid employees. With respect to periods following the repayment of our TARP obligations on September 15, 2011, we are no longer subject to these restrictions.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the FDIC prohibits excessive compensation as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that such an assessment must be made in light of the institution's overall financial condition.

In the summer of 2010, the financial institution regulatory agencies issued additional joint guidance, Guidance on Sound Incentive Compensation Policies, which was in many respects intended to serve as a compliment to the Safety and Soundness standards. The joint agency guidance establishes a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions. The joint agency guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the institution. The joint agency guidance is intended to focus the institution's attention on balanced risk-taking incentives, on compatibility with effective controls and risk management, and on general principles of strong corporate governance.

The Dodd-Frank Act also requires the federal financial institution regulatory agencies to jointly adopt regulations or guidelines that govern incentive-based compensation practices at institutions with more than $1 billion in assets. Proposed regulations implementing the Dodd-Frank requirement were issued in March 2011. Although these new regulations are not effective, with respect to financial institutions with less than $50 billion in assets, the regulations largely restate the framework set forth in the Safety and Soundness standards and joint agency guidance described above.

In addition to the guidelines and regulations imposed upon us by financial institution regulatory agencies, as a publicly-traded corporation, Heartland is also subject to the SEC's rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.

The Compensation/Nominating Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for Heartland's named executive officers. In this regard, the Committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness standards and the joint guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into Heartland's compensation programs for named executive officers, and will monitor adoption of the final regulations under the Dodd-Frank Act to incorporate into its risk assessment procedures the new regulations and procedures as adopted.

Administration of Our Compensation Program

Role of the Compensation/Nominating Committee. The Compensation/Nominating Committee, which consists solely of independent directors, is primarily responsible for setting executive compensation for Heartland. Although many decisions for our compensation program in the following year are made in the last quarter of the current fiscal year, the Compensation/Nominating Committee continues to meet and, as appropriate, evaluate and adjust the compensation program throughout the year. During 2011, the Compensation/Nominating Committee met eight times to establish the compensation program for 2011, to consider and respond to regulatory developments, to monitor the program's effect on risk and to establish a preliminary plan for 2012 compensation, including the development of the 2012 Long-Term Incentive Plan, which is presented for approval by stockholders at our annual stockholders' meeting on May 16, 2012.

The Compensation/Nominating Committee reviews and evaluates a broad range of material requested and received from management, the Committee's independent compensation consultant and legal counsel in establishing compensation programs, including, but not limited to, the following:

*	Financial reports covering, among other things, historical and year-to-date financial performance vs. budget and financial performance vs. representative peer groups;
*	Reports on levels of achievement of individual and corporate performance objectives;
*	Reports on Heartland's strategic objectives and future budgets;
*	Information on executive officers' stock ownership and option holdings;
*	Agreements and other plan documents regarding compensation; and
*	Reports from consultants retained by the Compensation/Nominating Committee.

The Compensation/Nominating Committee makes all decisions regarding the compensation of our executive officers. Although the Compensation/Nominating Committee reports its decisions to our Board of Directors, and the Board normally ratifies the decisions, there is no requirement for Board approval.

Consideration of Advisory Vote. Although we have not yet been subject to the "say on pay" advisory vote on executive compensation under the Dodd-Frank Act until this year, as a participant in TARP, we have submitted our executive compensation to a non-binding stockholder vote since 2009. We believe it is important for our stockholders to vote on these matters and our Compensation/Nominating Committee considers the advisory vote on executive compensation when establishing and revising our compensation plans.

At our annual meetings in each of 2009, 2010 and 2011, over 90% of the shares cast on the advisory vote on executive compensation were cast in favor of our executive compensation. After reviewing these results, our Compensation/Nomintating Commmittee determined that, given the significant level of positive support, no changes in compensation policies or decision were necessary.

Role of Management. Our management performs employee performance evaluations, establishes business performance targets and objectives and recommends salaries, bonuses and equity awards. Our Chief Executive Officer and Chief Financial Officer assist the Chairman of the Compensation/Nominating Committee with setting the agenda for the Committee's meetings and coordinating the preparation of materials for all such meetings. At the request of the Compensation/Nominating Committee, our Chief Executive Officer and Chief Financial Officer also provide information regarding our strategic objectives, evaluations of executive officers' performance and compensation recommendations for executive officers other than themselves. Our Chief Executive Officer and Chief Financial Officer, however, do not approve the compensation arrangements of any executive officers or participate in the formulation of their own compensation.

Role of Advisors - Peer Comparison. Frederic W. Cook & Co., Inc. (“FWCC”) was retained by the Compensation/Nominating Committee to provide compensation consulting services in 2011. FWCC does not provide any services to Heartland except for its services to the Compensation/Nominating Committee in advising on executive compensation. The Committee has, therefore, determined that FWCC is independent. FWCC's role includes providing market information on compensation levels and practices, assisting in the design of compensation programs, providing input on related technical and regulatory matters and working with other advisors in developing current peer comparison groups.

The Compensation/Nominating Committee annually reviews peer group comparisons generated by FWCC as a benchmark in establishing our compensation program, and establishes appropriate and competitive ranges of short- and long-term compensation based upon the median of the peer group. Various components of executive compensation (e.g., base salaries, bonuses, equity compensation, retirement plan contributions and other benefits) are compared to the peer group for similar positions. In addition, information on the usage of shares and related dilution levels for equity incentive plans is also prepared for and reviewed by the Compensation/Nominating Committee.

Consistent with our past practices, our current peer group consists of similar-sized, strong-performing, publicly-traded bank holding companies in the United States Midwest and Mountain regions. This year, in consultation with FWCC and with assistance from RBC Capital Markets, over half of the benchmark peer group was replaced due to merger/acquisition activity, severe financial problems and change in size. The companies included in the 2011 analysis were:

BancFirst Corporation	Banner Corporation	CoBiz Financial Inc.
Community Trust Bancorp Inc.	Enterprise Financial Services Corp.	First Busey Corporation
First Financial Bankshares Inc.	First Financial Corporation	First Merchants Corporation
Glacier Bancorp Inc.	National Penn Bancshares Inc.	Republic Bancorp Inc.
S&T Bancorp Inc.	SY Bancorp Inc.	West Coast Bancorp
Western Alliance Bancorporation

Elements of Compensation

Historically, our executive officers' compensation has been comprised of four components: base salary, cash bonus, equity compensation and additional benefits. While we were a TARP participant we were unable to pay an annual cash bonus to our five most highly compensated employees. On September 15, 2011, we exited TARP, thus substantially removing the TARP-related compensation restrictions and limitations on the affected employees. In setting 2011 compensation for our named executive officers, the Compensation/Nominating Committee determined each of the components for the named executive officers based in part on the Committee's subjective judgment, taking into account qualitative and quantitative factors as set forth in the discussion below.

Base Salary. The Compensation/Nominating Committee regards base salary as an important component of executive compensation because it provides executives with a regular income. Base salaries are intended to assist us in attracting executives and recognizing different levels of responsibility and contribution among executives. The determination of base salary is based upon the executive's qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established for the executive. Additionally, past performance, internal pay equity and comparison to competitive salary practices in the peer group are also considered.

As mentioned above, the historical goal of the Compensation/Nominating Committee has been to establish base salaries for executives at a level at or below peer median, with a significant portion of the executives' additional compensation to come in the form of incentive compensation. During the turbulent economic years from 2007 through 2009, however, our executive officers' salaries were either frozen or subject to minimal increases and from December 2008 through September 2011, TARP restrictions prohibited the payment of incentive compensation to the top five most highly compensated employees of Heartland, which affected four of our five named executive officers. In setting 2010 compensation, the Compensation/Nominating Committee concluded that the salary freezes and the TARP-related restrictions were causing Heartland's executive compensation to become increasingly uncompetitive. Accordingly, the Compensation/Nominating Committee approved significant increases in the salaries of Mr. Fuller and Mr. Schmidt for 2010 that caused those salaries to approach the median of their peer groups for 2009, and more moderate increases in the base salaries for the other named executive officers

For 2011, the Compensation/Nominating Committee reviewed peer group information from FWCC that indicated that the combination of base salaries and equity awards for our named executive officers for 2010 was almost exactly at the median of our peer group. This same data indicated that base salaries were slightly below median, that the value of long-term equity incentives represented by restricted stock units ("RSUs") that vest after TARP repayment was above peer group median and that overall aggregate compensation was approximately at median for each named executive officer. Accordingly, the Compensation/Nominating Committee approved an average increase in the base salaries of the named executive officers of approximately 2% for 2011, including an increase of 2.17% for Mr. Fuller to $470,000, of 2.15% for Mr. Schmidt to $332,000, of 1.15% for Mr. Erickson to $263,000, of 2.04% for Mr. Horstmann to $250,000 and of 2.67% for Mr. Miller to $154,000.

For 2012, and given repayment of TARP, the Compensation/Nominating Committee determined to return to its historical practice of fixing base salaries at slightly below the median of peers, and paying more of the aggregate compensation in incentive pay. Accordingly, the Committee established 2012 base salaries for four of the named executive officers at the same level as 2011. Mr. Fuller's base salary was set at $470,000 for 2012, Mr. Schmidt's at $332,000, Mr. Erickson's at $263,000, and Mr. Horstmann's at $250,000. Mr. Miller's base salary was increased for 2012 from $154,000 to $163,000.

Performance-Based Plan - Executive Bonuses. Although we have traditionally established an executive incentive plan that pays cash incentives based upon our 1-Year and 5-Year Plans of business operations, the executive compensation restrictions contained in the TARP rules prohibited Heartland from paying or accruing cash incentives on behalf of the top five most highly paid employees (as determined on an annual basis) during the TARP period that ended on September 15, 2011. Each of the named executive officers, other than Mr. Miller, was subject to this cash incentive prohibition during all of 2010 and a portion of 2011 until September 15. Further, although earnings had greatly improved, because Heartland was not expected to reach the stretch budget, and at the suggestion of Mr. Fuller, no incentive pay was granted to the three most highly paid executive officers for the period from September 15, 2011, to December 31, 2011. Messrs. Fuller, Schmidt and Erickson did not receive any cash incentive compensation for 2010 and 2011.

Each of our subsidiary banks establishes an incentive plan for its executive management, but the plan for Mr. Horstmann, as President of Dubuque Bank and Trust Company, was suspended during the period that we were subject to restrictions under TARP: from 2009 through September 15, 2011. The plan provided that, absent TARP restrictions, Mr. Horstmann would have been entitled to a targeted bonus of $112,500 in 2011 equal to 45% of his salary based upon the following criteria:

*	10% of his targeted bonus if Heartland's return on equity for the calendar year equaled or exceeded 9.91%;
*	20% of his targeted bonus if Dubuque Bank and Trust Company's net income for the calendar year 2011 exceeded $16,568,000;
*	20% of his targeted bonus if Dubuque Bank and Trust Company's return on average equity for the calendar year 2011 exceeded 15.0%;
*
35% of his targeted bonus based upon Dubuque Bank and Trust Company's commercial and agricultural loan growth goals. A score of 100% would require Dubuque Bank and Trust Company to achieve $20.0 million in additional commercial and agricultural loans outstanding from the December 31, 2010, balances; and

*
15% of his targeted bonus based upon achievement of Dubuque Bank and Trust Company's demand and savings deposit growth goals. A score of 100% would require Dubuque Bank and Trust Company to achieve $42.9 million in additional year-to-date average demand and savings deposit over the year-to-date average December 31, 2010, balances.

Based on these criteria and the performance of Heartland and Dubuque Bank and Trust Company for 2011, Mr. Horstmann would have been entitled to a bonus of $80,210 for the entire year. Because the TARP restrictions lapsed in September, our Compensation/Nominating Committee granted Mr. Horstmann a bonus of one quarter of this amount or $20,052.

Mr. Miller, the Chief Investment Officer of Heartland, was not one of the five most highly compensated employees subject to TARP restrictions and did participate in the cash incentive plan for the entire fiscal year under which he was entitled to a targeted bonus of up to $53,900 based upon achievement of three corporate goals and several personal goals. The corporate goals for Mr. Miller were as follows:

*	40% of his targeted bonus if Heartland's return on equity for the calendar year equaled or exceeded 9.91%;
*	30% of his targeted bonus if Heartland's investment income was at least 80% of the industry standard mark; and
*	30% of his targeted bonus if Heartland's net interest margin equaled or exceeded 3.97%.

Based on these criteria and the performance of Heartland for 2011, along with the achievement of all his personal goals for 2011, Mr. Miller was granted a bonus of $45,918.

For 2012, and given the elimination of the TARP prohibitions, the Compensation/Nominating Committee has reformulated its performance-based plan and frozen base salaries of the named executive officers at 2011 levels, except for Mr. Miller. Under the 2012 performance-based plan, the named executive officers of Heartland will be entitled to incentive compensation ranging as a percentage of their salaries, at the maximum, from roughly 59% for Mr. Erickson to roughly 81% for Mr. Fuller, based upon achievement of up to six separate performance standards. The performance standards for Mr. Fuller and Mr. Schmidt include specific criteria relative to return on equity (40% weighting), loan growth (20% weighting), deposit growth (20% weighting), non-performing assets (6% weighting), net charge-offs (6% weighting) and 5-year plan achievement by subsidiary banks (8% weighting).

Equity Compensation. The Compensation/Nominating Committee believes that equity compensation is an effective way of creating a long-term link between the compensation provided to officers and other key management personnel with gains to be realized by stockholders. Our equity compensation program is also intended to support pay-for-performance, foster employee stock ownership, and focus the management team on increasing value for the stockholders. In addition, the Compensation/Nominating Committee believes that equity compensation provides balance to the overall compensation program, with the bonus program focusing on the achievement of year-to-year goals, and the equity compensation program creating incentives for increases in stockholder value over a longer term.

Traditionally, we have granted nonqualified stock options and performance-based restricted stock to our officers under our 2005 Long-Term Incentive Plan. TARP compensation limitations, however, effectively prohibited the granting of equity awards to our five most highly compensated employees, other than restricted stock or RSUs that vested over a period of not less than two years, and could not be settled until after repayment of TARP obligations. Accordingly, in both 2010 and 2011, the Compensation/Nominating Committee granted time-based RSUs to the named executive officers, with the following characteristics:

*	Represent the right to receive shares of Heartland common stock at a specified date in the future, subject to time-based vesting;
*	Vest over five years in three equal installments on the 3rd, 4th, and 5th anniversaries of the grant date (the same vesting period used for previously granted options);
*	Will be settled in common stock upon vesting;
*	Will not entitle the grantee to dividends until settled;
*	Will be forfeited upon termination of employment, except that the RSUs will continue to vest after retirement if retirement occurs after the second anniversary of the grant date; and
*	Were subject to a restriction that they could not be settled until TARP had been repaid, which restriction is no longer applicable following our TARP repayment.

Because we exited TARP in 2011, and our 2005 performance-based restricted stock program expired in 2009, the Compensation/Nominating Committee created a new performance-based equity grant program under which awards will be earned based on achievement of Heartland's 5-Year Plan of business operations. The purpose of this program is to drive the achievement of the 5-Year Plan and other long-term business goals, enhance the ability to retain and attract senior leadership talent, provide compensation opportunities tied to long-term service and stockholder value, and reinforce our pay-for-performance and stockholder-alignment philosophy. The program is intended to complement other compensation elements such as salary, annual cash bonus, annual stock awards, perquisites and benefits, and will be used for a select group of executive management at both the holding company and subsidiary levels who are in a position to directly impact the ability to achieve our 5-Year Plan.

Unlike our prior 5-Year performance-based restricted stock program, under which awards were made in a single grant at the beginning of a 5-year performance period, this new program will involve a series of annual grants that have performance measures aligned with each year of our 5-Year Plan. Although the intent of this new program will be to track as closely as possible to the 5-Year Plan performance goals, the Compensation/Nominating Committee will have discretion and complete flexibility to modify the program as Heartland's business or industry changes.

Awards under the new program will be made in the form of RSUs, reflecting the right to receive an unrestricted, freely transferable share of Heartland common stock in the future, provided that certain criteria are met. First, the RSUs must be “earned” by achieving the goals and benchmarks established in the 5-Year Plan; and second, the earned RSUs must become vested, which generally will require a two-year service period. RSUs may be earned under the program based on the achievement of two key performance measures: (1) 70% based on earnings, and (2) 30% based on assets.

The first grants of performance-based RSUs were made to our senior management in October 2011. However, Mr. Fuller recommended that the five most highly compensated executive officers waive participation in this new performance-based RSU program until 2012 when Heartland will have a full calendar year without TARP restrictions. The Compensation/Nominating Committee concurred and in October 2011 granted RSUs to key Heartland and subsidiary executives, excluding Messrs. Fuller, Schmidt, Erickson, Horstmann and Miller.

In January 2012, Messrs. Fuller, Schmidt, Erickson, Horstmann and Miller were granted performance-based RSUs, with goals and benchmarks established in accordance with 2012 performance under Heartland's 5-Year Plan of business operations. In granting performance-based RSUs to the named executive officers, the Compensation/Nominating Committee considered the overall allocation of shares between the time-based restricted stock awards and the new performance-based RSU program. The Compensation/Nominating Committee intends that approximately 50% of equity awards granted to the named executive officers be performance-based awards, and 50% be time-based awards.

Stock Ownership and Retention Guidelines. To reinforce our philosophy of equity ownership for executives and to further align the interest of our executives with our stockholders, we have share retention and ownership guidelines for our executives, including the presidents of our bank subsidiaries. The stock ownership guidelines vary based upon position, and for our named executive officers, range from 30,000 to 100,000 shares. Executives subject to our ownership policy are required to retain a portion of shares received from equity awards until the guideline level is attained. Currently, all named executive officers exceed these ownership guidelines, except for Mr. Miller.

Other Compensation and Benefits. We have historically provided perquisites and other types of non-cash benefits on a limited basis in an effort to avoid an entitlement mentality, reinforce a pay-for-performance orientation and minimize expenses. Such non-cash benefits, when provided, can include the use of a company-owned vehicle and payment of 50% of country club or social club dues. Mr. Fuller, as our President and Chief Executive Officer; Mr. Schmidt, as our Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Mr. Horstmann, as the president of Dubuque Bank and Trust Company, are each provided the use of a company-owned vehicle. Consistent with our philosophy, the annual value of the above non-cash benefits is, in the aggregate, less than $10,000 for each executive.

Heartland is a majority owner of a Cessna business jet. The aircraft is used to transport personnel to meetings at various Heartland locations, particularly in the West, Southwest and Minnesota, and to provide transportation for Heartland executives to business meetings. The aircraft is also used to transport Heartland executives, directors, major stockholders and customers for business development purposes. It is our policy that the aircraft is not to be utilized for personal benefit. On occasion, and subject to applicable regulation, an executive officer or director's family member may board a flight if an empty seat is available on a regularly-scheduled business flight. We believe such usage does not create any incremental cost to Heartland.

Heartland does provide additional life insurance benefits to certain officers of Heartland under a number of different executive life insurance programs. The dollar value of these benefits for 2011 was $1,403 for Mr. Fuller; $7,529 for Mr. Schmidt; $17,201 for Mr. Horstmann; $689 for Mr. Erickson; and $579 for Mr. Miller.

Executive officers also participate in our other broad-based employee benefit programs on the same terms as similarly situated employees, including the 2006 Employee Stock Purchase Plan, health insurance plans and a defined contribution retirement savings plan. Because of the uncertainty regarding eligibility of our named executive officers to participate in the Employee Stock Purchase Plan under TARP regulations, the named executive officers did not participate in such plan in 2009, 2010 and 2011. Named executive officers are eligible to participate in the Employee Stock Purchase Plan for 2012.

Summary Compensation Table

The following table sets forth information concerning the compensation paid or granted to our Chief Executive Officer, our Chief Financial Officer and to each of the other three most highly compensated executive officers of Heartland or our subsidiaries for the fiscal years ended December 31, 2011, 2010 and 2009:

SUMMARY COMPENSATION
Name & Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total Compensation
Lynn B. Fuller President & Chief Executive Officer	2011	$470,000	$158,130	—	$21,286	$649,416
	2010	$460,000	$125,550	—	$19,142	604,692
	2009	$330,000	—	—	$12,335	342,335
John K. Schmidt Executive Vice President, Chief Operating Officer & Chief Financial Officer	2011	$332,000	$126,504	—	$27,412	$485,916
	2010	$325,000	$104,625	—	$25,291	454,916
	2009	$244,500	—	—	$21,590	266,090
Douglas J. Horstmann Senior Vice President	2011	$250,000	$79,065	$20,052	$39,380	$388,497
	2010	$245,000	$69,750	—	$37,259	352,009
	2009	$195,000	—	—	$38,299	233,299
Kenneth J. Erickson Executive Vice President	2011	$263,000	$79,065	—	$20,572	$362,637
	2010	$260,000	$69,750	—	$18,482	348,232
	2009	$220,000	—	—	$11,670	231,670
Melvin E. Miller Executive Vice President	2011	$154,000	$63,252	$45,918	$17,610	$280,780
	2010	$150,000	$55,800	$38,270	$13,818	257,888
	2009	$142,000	—	$21,247	$7,583	170,830

(1) The amounts shown include amounts deferred at the discretion of the executive officer under our retirement plan.
(2) The amounts shown represent grant date fair market value of restricted stock units.
(3) The amounts shown represent amounts received under our performance-based bonus plan.
(4) The amounts shown include amounts contributed on behalf of the respective officer to our qualified defined contribution retirement plan and the dollar value of additional life insurance provided to the respective officer under our executive life insurance programs. For each of Messrs. Fuller, Schmidt and Erickson, the amounts shown include a contribution to our retirement plan in the amount of $19,600 during 2011, $17,762 during 2010 and $11,050 during 2009. For Mr. Horstmann, the amount shown includes a contribution to our retirement plan in the amount of $19,600 during 2011, $17,762 during 2010 and $11,004 during 2009. For Mr. Miller, the amount shown includes a contribution to our retirement plan in the amount of $15,483 during 2011, $12,507 during 2010 and $7,106 during 2009. For Mr. Schmidt, the amounts shown include the bonus amount paid under the Executive Life Insurance Bonus Plan in the amount of $7,529 during 2011, $7,529 during 2010 and $10,540 during 2009. For Mr. Horstmann, the amounts shown include the bonus amount paid under the Executive Life Insurance Bonus Plan in the amount of $19,497 during 2011 $19,497 during 2010 and $27,295 during 2009. The allocable portion of the premium paid for life insurance under our executive split-dollar life insurance program was $1,403 for Mr. Fuller, $689 for Mr. Erickson and $579 for Mr. Miller in 2011; $1,380 for Mr. Fuller, $650 for Mr. Erickson and $528 for Mr. Miller in 2010; and $1,285 for Mr. Fuller, $620 for Mr. Erickson and $477 for Mr. Miller during 2009.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants of plan-based awards made during 2011 to the named executive officers:

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: # of Shares of Stock/Units(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold	Target	Maximum
Lynn B. Fuller
Restricted stock units	1/18/2011				9,000	$158,130
John K. Schmidt
Restricted stock units	1/18/2011				7,200	$126,504
Douglas J. Horstmann
Performance-based bonus		$—	$28,125	$28,125
Restricted stock units	1/18/2011				4,500	$79,065
Kenneth J. Erickson
Restricted stock units	1/18/2011				4,500	$79,065
Melvin E. Miller
Performance-based bonus		$—	$53,900	$53,900
Restricted stock units	1/18/2011				3,600	$63,252

(1) Because there is the possibility of no incentive payout if the performance objectives are not met, the threshold amount is deemed to be zero. In addition, since Heartland's goal is to meet all performance objectives, the target incentive is deemed to be the same as the maximum incentive amount.

(2) Represents grants of restricted stock units on January 18, 2011.
(3) Represents the $17.57 closing market price on the date of grant multiplied by the number of shares.

Outstanding Equity Awards

The following table sets forth information concerning non-exercised stock options and non-vested RSUs and restricted stock awards held at December 31, 2011, by the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Lynn B. Fuller	2,667	5,333(4)	$18.60	01/24/18
	6,667	3,333(5)	$29.65	01/16/17
	10,000	—	$21.60	02/06/16
	15,000	—	$21.00	02/10/15
	15,000	—	$19.48	01/20/14
					9,000	$138,060	4,742	$72,742
					9,000	$138,060
John K. Schmidt	1,333	2,667(4)	$18.60	01/24/18
	2,667	1,333(5)	$29.65	01/16/17
	4,000	—	$21.60	02/06/16
	10,000	—	$21.00	02/10/15
	10,000	—	$19.48	01/20/14
	10,500	—	$11.84	01/21/13
					7,200	$110,448	1,897	$29,100
					7,500	$115,050
Douglas J. Horstmann	500	1,000(4)	$18.60	01/24/18
	1,000	500(5)	$29.65	01/16/17
	1,500	—	$21.60	02/06/16
	3,000	—	$21.00	02/10/15
	3,000	—	$19.48	01/20/14
	4,500	—	$11.84	01/21/13
					4,500	$69,030	579	$8,882
					5,000	$76,700
Kenneth J. Erickson	667	1,333(4)	$18.60	01/24/18
	1,333	667(5)	$29.65	01/16/17
	2,000	—	$21.60	02/06/16
	4,000	—	$21.00	02/10/15
	4,000	—	$19.48	01/20/14
	3,000	—	$11.84	01/21/13
					4,500	$69,030	948	$14,542
					5,000	$76,700
Melvin E. Miller	833	1,667(4)	$18.60	01/24/18
	1,000	500(5)	$29.65	01/16/17
	1,500	—	$21.60	02/06/16
	5,000	—	$21.00	02/10/15
	3,000	—	$19.48	01/20/14
	4,500	—	$11.84	01/21/13
	5,000	—	$8.80	01/15/12
					3,600	$55,224	593	$9,097
					4,000	$61,360

(1) The first number represents the number of restricted stock units awarded on January 19, 2010. The second number represents the number of restricted stock units awarded on January 18, 2011. Restricted stock units vest over a five-year period on each of the third, fourth and fifth anniversary of the grant date.

(2) Based upon the $15.34 per share closing price for our common stock on December 31, 2011.
(3) Represents shares of restricted stock that were earned annually over a five year period through December 31, 2009, but that were subject to two-year vesting after the determination that they are earned and for which the earned shares could slipback based on performance during the vesting period (as determined in the January following the vesting period and for which the last determination was in January 2012).

(4) One-half vests on each of January 24, 2012, and January 24, 2013.
(5) Vests on January 16, 2012.

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option awards exercised and restricted stock awards vested during 2011 for the named executive officers:

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise (1)	# of Shares Acquired on Vesting	Value Realized Upon Vesting (2)
Lynn B. Fuller	—	—	5,617	$98,691
John K. Schmidt	—	—	2,247	$39,480
Douglas J. Horstmann	—	—	1,246	$21,892
Kenneth J. Erickson	8,250	$45,527	1,123	$19,731
Melvin E. Miller	4,000	$21,160	702	$12,334

(1) The amounts in this column were calculated by multiplying the number of shares acquired on exercise by the difference between the exercise price per share and the market value per share of Heartland common stock on the date of exercise.

(2) The amounts in this column were calculated by multiplying the number of vested shares by the market value per share of Heartland common stock on January 18, 2011, the date such shares vested.

Potential Payments upon Termination or Change in Control

As described below, we maintain several employee benefit plans that provide for payments upon death or termination, and have adopted severance agreements with our executive officers that provide payments upon termination after a change in control. We believe these plans help ensure the continuity of our management and staff, and allow them to function more objectively, and in a manner that is in the best interests of stockholders, in the face of corporate changes.

Payments Made Upon Death. Heartland has a Split-Dollar Life Insurance Plan and Executive Supplemental Life Insurance Plan that provides a death benefit to the designated beneficiaries of the officers who have been enrolled in the plans. Until 2009, only those officers who were in a position of Vice President or higher and had provided at least three years of service to Heartland were eligible to participate in this plan, and beginning in 2009, participation was further limited to persons in the position of Senior Vice President or higher with at least three years of service. The combined death benefit under the plan is two times current compensation at the time of termination (salary plus bonus or commission), not to exceed $1 million. For those participants that entered the plans prior to 2008, this benefit continues for the officer when employment has terminated as a result of disability, retirement or a change in control. For those participants that entered the plans in 2008 or later, this benefit continues for the officer when employment has terminated as a result of disability or a change in control.

On December 31, 2007, Heartland terminated participation in these life insurance plans for officers not then qualifying for early retirement. Included in this terminated group were Messrs. Schmidt and Horstmann. An Executive Life Insurance Bonus Plan was adopted by Heartland for all the officers whose participation in the split-dollar life insurance plans had been terminated. The bonus plan provides for a bonus amount equal to the annual premium on a life insurance policy purchased for the officer, paid directly to the insurance company, that is designed to provide a death benefit equal to two times salary at December 31, 2007, with annual increases of 5% per year until retirement at age 65. Additionally, the policies were designed for premium payments until age 65 that would be adequate to fund continued coverage through age 80 with no premium payments after age 65. The plan also provides for a payment of 40% of the premium (in January of each year) directly to the employee. In 2010 and 2011, Messrs. Schmidt and Horstmann waived their right to the 40% of annual premium amount. Under this new plan, there will be no continuation of premium payments by Heartland after the employee has left employment with Heartland for any reason other than disability or change in control. The employee is the owner of the policy and may continue premium payments or cash out the policy upon leaving the employment of Heartland.

If employment of any of our officers who have received equity awards is terminated due to death, the terms of our standard stock option agreement provide that the options become fully exercisable and expire if not exercised within 12 months of the date of death. The terms of our standard restricted stock agreement provide that, upon termination due to death, all earned shares become fully vested and any unearned shares are forfeited. Additionally, the terms of our standard RSU agreement provide that, upon termination due to death, all unvested RSUs immediately vest.

Payments Made Upon Disability. All full-time employees of Heartland who have been employed at least six months are eligible for a long-term disability benefit. The benefit for full-time employees, which begins after 90 days of total disability, is a monthly payment equal to 60 percent of regular monthly earnings, with a maximum monthly benefit of $5,000. All full-time officers of Heartland are eligible for a long-term disability benefit equal to 66 2/3 percent of regular monthly earnings, with a maximum monthly benefit of $7,000. Eligibility for officers is the same as that for full-time employees. The monthly payments continue until the participant dies, ceases to have a disability or reaches age 65. The benefit includes an annual increase and a survivor benefit of one lump sum payment equal to three times the employee's last full monthly benefit.

If employment of any of our officers who have received equity awards is terminated due to disability, the terms of our standard stock option agreement provide that the options become fully exercisable and expire if not exercised within 12 months of the date of disability. The terms of our standard restricted stock agreement provide that, upon termination due to disability, all earned shares become fully vested and any unearned shares are forfeited. Additionally, the terms of our standard RSU agreement provide that, upon termination due to disability, all unvested RSUs immediately vest.

The Executive Life Insurance Bonus Plan, under which Messrs. Schmidt and Horstmann are participants, requires a lump sum premium payment at the date of termination due to disability sufficient to provide the scheduled death benefit until age 80. Additionally, the participant is to be paid an amount equal to 40% of such lump sum payment. The lump sum payment may not, however, exceed an amount that would cause the life insurance to cease to be a “life insurance” contract under Section 7702(a) of the Internal Revenue Code.

Payments Made Upon Retirement. If employment of any of our officers who have received equity awards is terminated due to retirement, the terms of our standard stock option agreement provide that the options become fully exercisable and expire if not exercised within 6 months of the date of retirement. Additionally, the terms of our standard restricted stock agreement provide that, upon termination due to retirement, all earned shares become fully vested and any unearned shares continue to be subject to the earning provisions as if the officer had continued employment with Heartland. An officer's retirement for stock options granted prior to 2008 and all restricted stock awards is defined as any termination of employment on or after the date (i) the officer reaches the age of 55 and has provided 10 years of service to Heartland or (ii) the officer retires pursuant to the provisions of Heartland's defined contribution retirement plan, which currently provides that retirement occurs at age 65. For stock options granted in 2008 and thereafter, retirement is defined as any termination of employment on or after the date the officer reaches the age of 65 and has provided 10 years of service to Heartland. As of December 31, 2011, Messrs. Fuller, Erickson, Horstmann and Miller qualified for retirement under the stock options granted prior to 2008 and under all the restricted stock awards. RSU awards will terminate upon the termination of employment, but will continue to vest after retirement under the original vesting schedule, except for those RSUs granted in 2010 and 2011, for which vesting will continue only if retirement occurs on or after the second anniversary of the award date. For RSUs granted in 2010 and 2011, retirement is defined as reaching the age of 62 and having provided at least 10 years of service to Heartland, and for RSUs granted in 2012, reaching age 62 and having provided at least 5 years of service.

Payments Made Upon Change In Control. In July 2007, we entered into Change in Control Agreements with certain of our officers, including each of the named executive officers. These agreements replaced prior agreements which expired on December 31, 2004. The agreements provide that, if the officer's employment is terminated by Heartland other than for “cause,” or is terminated by the officer for "good reason," within 6 months prior to, or 24 months after, a change in control, then the officer is entitled to a special severance payment. The severance payment ranges from 1 to 2 times the sum of (1) the officer's salary, plus (2) the average of the three most recent bonuses paid to the officer, plus (3) the average of the three most recent contributions made on behalf of the officer to Heartland's retirement plan. The agreements also provide for continuation of insurance benefits after termination for 12 to 24 months, and for out-placement services or training in an amount not to exceed one-fourth of base compensation. The agreements do not provide for the payment of “gross-ups” to cover any applicable federal or state taxes but instead provide that applicable taxes, if owed, will be paid by the officers covered under the agreements. The agreements define "cause" as (1) the continued willful failure, after 20 days notice, to perform employment obligations, (2) conviction of a felony or crime of embezzlement or fraud, (3) breach of fiduciary responsibility, or (4) an act of dishonesty that materially injures Heartland. "Good reason" for a voluntary termination under the agreements is defined to include (1) an adverse change in the nature, scope or status of the officer's position, including a failure to continue in the position as an executive officer of a public company, (2) a reduction in compensation or benefits, (3) a relocation of work by more than 50 miles or increase in travel obligations, or (4) a failure by the acquiring entity to assume the agreement or to comply with the agreement. A "change in control" is defined in the agreements to include: (i) the acquisition by a person of 51% or more of Heartland's voting securities; (ii) the election of persons who constitute a majority of the Board who were not nominated by our Board or one of its committees; (iii) the consummation of a merger where the prior stockholders do not hold at least 51% of the resulting entity; or (iv) the liquidation or dissolution of Heartland.

Our standard stock option, restricted stock, and RSU agreements contain terms that provide for the acceleration of the vesting of any non-vested stock options, shares of restricted stock or RSUs upon a change in control. For such purposes, a change in control is defined by reference to Section 1.409A(i)(5) issued under the Internal Revenue Code. Under the standard stock option agreement, the options become fully exercisable and expire if not exercised within 6 months of the date of a change in control. Under the standard restricted stock agreement, all earned restricted stock vests immediately upon a change in control. Unearned restricted stock also vests immediately if the restricted stock agreement is not fully assumed in the change in control. To the extent the restricted stock agreements are assumed, any unearned shares will vest immediately upon the officer's termination of employment (i) by the successor entity for any reason other than cause at any time following the change in control or (ii) by the officer for good reason within 24 months of the change in control. Under the standard RSU agreement, all RSUs awarded vest immediately. For purposes of these agreements, “change in control” and “good reason” are defined in the same manner as in the Change in Control Agreements.

The Executive Life Insurance Bonus Plan, under which Messrs. Schmidt and Horstmann are participants, requires a lump sum premium payment sufficient to provide the scheduled death benefit at the date of the change in control until age 80. Additionally, the participant is to be paid an amount equal to 40% of such lump sum payment. Notwithstanding the foregoing, the lump sum payment will not exceed an amount that would cause the life insurance to cease to be a “life insurance” contract under Section 7702(a) of the Internal Revenue Code.

Payments Made Upon Termination. In the case of an involuntary termination of employment for other than cause of any named executive officer, any earned non-vested shares of restricted stock will be immediately vested. Except for the benefits upon termination on death, disability, retirement or a change in control discussed above, and except for acceleration of such vesting of restricted stock for involuntary termination without cause, no additional payments or benefits will accrue or be paid upon termination of a named executive officer.

The following table shows potential payments to the named executive officers upon disability, death, retirement or termination upon a change in control of Heartland. The amounts shown assume that termination was effective as of December 30, 2011, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by the executives during 2011. The actual amounts to be paid can only be determined at the actual time of an executive's termination.

POTENTIAL PAYMENTS UPON DEATH, DISABILITY, RETIREMENT OR CHANGE IN CONTROL
Name	Type of Payment	Payments Upon Death	Payments Upon Disability	Payments Upon Retirement (4)	Payments Upon Change In Control (5)
Lynn B. Fuller	Annual Base Pay	$—	$84,000	$—	$—
	Cash Severance(1)	$—	$—	$—	$1,029,926
	Health/Welfare Benefits(1)	$—	$—	$—	$30,492
	Out-Placement Counseling(2)	$—	$—	$—	$128,741
	Value of Acceleration of Stock Awards(3)	$348,862	$348,862	$72,742	$348,862
	Split-Dollar Life Insurance	$1,000,000	$—	$—	$—
John K. Schmidt	Annual Base Pay	$—	$84,000	$—	$—
	Cash Severance(1)	$—	$—	$—	$631,906
	Health/Welfare Benefits(1)	$—	$104,020	$—	$131,003
	Out-Placement Counseling(2)	$—	$—	$—	$90,272
	Value of Acceleration of Stock Awards(3)	$254,598	$254,598	$—	$254,598
	Life Insurance	$801,187	$—	$—	$—
Douglas J. Horstmann	Annual Base Pay	$—	$84,000	$—	$—
	Cash Severance(1)	$—	$—	$—	$280,721
	Health/Welfare Benefits(1)	$—	$132,860	$—	$147,476
	Out-Placement Counseling(2)	$—	$—	$—	$70,180
	Value of Acceleration of Stock Awards(3)	$154,612	$154,612	$8,882	$154,612
	Life Insurance	$539,055	$—	$—	$—
Kenneth J. Erickson	Annual Base Pay	$—	$84,000	$—	$—
	Cash Severance(1)	$—	$—	$—	$436,352
	Health/Welfare Benefits(1)	$—	$—	$—	$21,924
	Out-Placement Counseling(2)	$—	$—	$—	$72,725
	Value of Acceleration of Stock Awards(3)	$160,272	$160,272	$14,542	$160,272
	Split-Dollar Life Insurance	$526,000	$—	$—	$—
Melvin E. Miller	Annual Base Pay	$—	$84,000	$—	$—
	Cash Severance(1)	$—	$—	$—	$189,093
	Health/Welfare Benefits(1)	$—	$—	$—	$14,755
	Out-Placement Counseling(2)	$—	$—	$—	$47,273
	Value of Acceleration of Stock Awards(3)	$125,681	$125,681	$9,097	$125,681
	Split-Dollar Life Insurance	$401,832	$—	$—	$—

(1) The amounts reflected will be paid in equal monthly payments for the number of months specified for each as follows: Mr. Fuller - 24 months, Mr. Schmidt - 21 months, Mr. Erickson - 18 months and Messrs. Horstmann and Miller - 12 months. None of the severance amounts were reduced to avoid exceeding the 280G limitation. The health/welfare benefits amounts for Messrs. Schmidt and Horstmann include the payments required under the Executive Life Insurance Bonus Plan.

(2) The amounts reflected on this line are the maximum amount allowed and are to be paid in the form of either (i) reimbursement of the expenses incurred for out-placement counseling within the twelve-month period following the termination date, or (ii) a pre-paid executive level program.

(3) The amounts on this line reflect the value of acceleration in the vesting of restricted stock and restricted stock unit awards and were determined by multiplying the number of shares that vest by $15.34, the closing market price of a share of our common stock on December 31, 2011. The amounts do not include acceleration in the vesting of stock options as the exercise price of all unvested stock options exceeded the closing market price of our common stock at December 31, 2011.

(4) For the purposes of this calculation, it is assumed that all shares will be earned even though they continue to be subject to the earning provisions as if the officer had continued employment with Heartland.

(5) For the purposes of this calculation, it is assumed that the restricted stock agreements are not fully assumed in the change in control and, therefore, all shares immediately vest.

Compensation/Nominating Committee Report on Executive Compensation

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the year ended December 31, 2011.

As a participant in TARP through September 15, 2011, Section 111(b)(2)(A) of the Emergency Economic Stabilization Act requires the Compensation/Nominating Committee to conduct, in conjunction with senior risk officers of Heartland, a review of the compensation arrangements in place between Heartland and its employees (the “TARP Risk Assessment”).

As required by TARP rules, we met on June 27, 2011, and March 6, 2012, with participation of our senior risk officer, and considered the overall business and risk environment confronting Heartland as well as the impact of the compensation plans for our named executive officers and other employee compensation plans on the risk environment and on motivating employee behavior within that environment. We refer to the named executive officers listed in the Summary Compensation Table as “SEOs” in this section. At the June 27, 2011, meeting, the senior risk officer explained that there were no changes to the SEO incentive plans, and confirmed that all plans were in compliance with applicable regulations. At the March 6, 2012, meeting, the senior risk officer reviewed the text of the Committee's report on executive compensation as contained in the proxy statement for the 2011 annual meeting, as well as this report to be included in the proxy statement for the 2012 annual meeting, confirming that the SEO compensation plans, as well as, all other compensation plans, do not encourage unnecessary and excessive risks that could threaten the value of Heartland.

As part of its review, the Compensation/Nominating Committee considered the following components of SEO compensation and applied the analysis indicated:

*
Base Salary - As reported in the Compensation Discussion and Analysis, there were small increases in base salary for the SEOs for 2011. We believe that non-incentive compensation such as base salary does not present any appreciable incentive to officers to take unnecessary or excessive risks.

*
Performance-Based Incentive Compensation - There were no bonuses paid to the SEOs for 2011 other than to Mr. Horstmann who received one-fourth of his earned bonus representing a pro rata amount for the portion of the year during which Heartland was no longer subject to TARP compensation limitations, and to Mr. Miller, who was not subject to the TARP bonus prohibition. As described above, the performance-based incentive compensation of Mr. Horstmann and Mr. Miller was based upon multiple financial elements, many of which these individuals had only indirect influence upon, as well as individual performance milestones that were risk mitigating. We concluded that this provided a proper balance between incentives and risk assumption and did not present any unnecessary or excessive risks.

*
Performance-Based Restricted Stock - From 2005 through 2009 we granted performance-based restricted stock to executives that vested based upon financial performance metrics tied to Heartland's 5-year plan. The shares vested two years after they were initially earned, and slip-back provisions were included with the program. The last tranche was earned in 2009, and vested in January 2012. In October 2011, after Heartland repaid its TARP obligations, a new five-year performance-based restricted stock unit program was implemented under the 2005 Long-Term Incentive Plan. No restricted stock units were granted to the SEOs in 2011. In 2012, all SEOs were granted restricted stock units under this program. The number of shares earned by the SEOs will be determined after year-end 2012 based upon achieving the established thresholds and goals as stated in the agreements. Earned shares will be issued following a 2-year vesting period. We concluded that the post-performance vesting under these programs, mitigate risks presented by the performance standards.

*
Restricted Stock Units - As reported in the Compensation Discussion and Analysis, SEOs received restricted stock units that represent full value awards that do not vest for the first two years after grant, and did not vest until Heartland's obligations under TARP were repaid. The restricted stock units provide an incentive for SEOs to focus on long-term, rather than short-term results. We believe the significant time period over which these restricted stock units vest, and the lack of any vesting whatsoever during the first two years, encourages longer-term performance and mitigates the risk that an executive would incur risk to increase value of these awards.

*
Perquisites - The value of perquisites and other types of non-cash benefits has historically been limited and were less than $10,000 per individual. None of the perquisites are dependent upon performance and we do not believe they encourage risk taking of any type.

We also reviewed with the senior risk officers employee compensation plans for 2011 that applied to Heartland managers and other Heartland employees. The majority of the plans relate to sales positions including mortgage loan originators and processors, investment services personnel, personal bankers and wealth management advisors. The plans were included in the scope of the review if the plan applied to more than one person as required for TARP compliance. Many of the plans do not appear to have plan risks, and those that do have plan risks, appear to have adequate risk mitigation through independent review of a sampling of loans, external provider calculations and support, and management review.

Accordingly, we certify that, during the TARP period:

(a)
We have reviewed with the senior risk officers the SEO compensation plans and have made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Heartland;

(b)	We have reviewed with senior risk officers the employee compensation plans and have made all reasonable efforts to limit any unnecessary risks these plans pose to Heartland; and
(c)
We have reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Heartland to enhance the compensation of any employee.

Members of the Compensation/Nominating Committee,
Mark C. Falb
John W. Cox, Jr.
Thomas L. Flynn
James R. Hill

TRANSACTIONS WITH MANAGEMENT

Directors and officers of Heartland and our subsidiaries, and their associates, were customers of and had banking transactions with one or more of Heartland's subsidiaries during 2011. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the subsidiary bank's Board of Directors in accordance with the bank regulatory requirements. Additionally, the Audit/Corporate Governance Committee charter provides that the committee will consider and approve other material non-lending transactions between a director and Heartland, including its subsidiaries, to ensure that such transactions are done at arm's length and do not affect a director's independence.

As part of a private placement to several unaffiliated purchasers, Kendall Hunt Publishing Company, a company for which Mark C. Falb, a director of Heartland, is Chairman and a principal stockholder, purchased $3 million of Heartland's Senior Notes in March 2011 and an additional $5 million of Heartland's Senior Notes in January 2012. The Senior Notes sold to Kendall Hunt were on the same terms as Senior Notes sold to unaffiliated purchasers in the same placement and we believe that such terms, including interest rates, are the same as those prevailing at the time for comparable transactions. The sale of the Senior Notes to Kendall Hunt was specially approved by Heartland's Board of Directors, without Mr. Falb's participation.

Stockholder Return Performance Presentation

The following table and graph show a five-year comparison of cumulative total returns for Heartland Financial USA, Inc., the NASDAQ Composite Index and the NASDAQ Bank Stock Index. Figures for our common stock represent inter-dealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions. Heartland became listed on NASDAQ in May 2004. The table and graph were prepared at our request by SNL Financial LC.

Cumulative Total Return Performance
	12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
Heartland Financial USA, Inc.	$100.00	$65.43	$73.95	$53.04	$66.22	$59.79
NASDAQ Composite	$100.00	$110.66	$66.42	$96.54	$114.06	$113.16
NASDAQ Bank	$100.00	$80.09	$62.84	$52.60	$60.04	$53.74

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
ASSUMES $100 INVESTED ON DECEMBER 31, 2006

125
100
75
50
25
0
12/31/06
12/31/07
12/31/08
12/31/09
12/31/10
12/31/11
Heartland Financial USA, Inc.
NASDAQ Composite
NASDAQ Bank

*Total return assumes reinvestment of dividends

AUDIT/CORPORATE GOVERNANCE COMMITTEE REPORT

The Audit/Corporate Governance Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit/Corporate Governance Committee also reviews the audited financial statements and recommends to the Board that they be included in our annual report on Form 10-K.

The Audit/Corporate Governance Committee has:

*	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2011, with our management and KPMG LLP, our independent registered public accounting firm;
*	discussed with KPMG LLP the matters required to be discussed by PCAOB AU Sec. 380, Communications with Audit Committees and SEC Rule 2-07, Communications with Audit Committees; and
*
received and discussed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with the independent accountant its independence.

Based on the review and discussions with management and KPMG LLP, the Audit/Corporate Governance Committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Members of the Audit/Corporate Governance Committee,
Mark C. Falb
John W. Cox, Jr.
Thomas L. Flynn
James R. Hill

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Accountant Fees

Audit Fees. The aggregate amounts of fees billed by KPMG LLP during fiscal years 2011 and 2010 for its audit of our annual financial statements and for its required reviews of our unaudited interim financial statements included in our quarterly reports filed were $520,000 and $525,000, respectively

Audit Related Fees. The aggregate amounts of audit related fees billed by KPMG LLP during fiscal years 2011 and 2010 were $47,500 and $5,000, respectively. The majority of these services were related to filings with the Securities and Exchange Commission and services related to the audit of our Employee Stock Purchase Plan.

Tax Fees. The aggregate amounts of tax fees billed by KPMG LLP during the fiscal years 2011 and 2010 were $127,325 for 2011 and $ 167,782 for 2010.

All Other Fees. We did not incur any other fees from KPMG LLP for fiscal years 2011 and 2010.

The Audit/Corporate Governance Committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP is incompatible with maintaining their independence as our independent registered public accounting firm.

Audit/Corporate Governance Committee Pre-Approval Policy

Among other things, the Audit/Corporate Governance Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit/Corporate Governance Committee has adopted a policy requiring pre-approval of any audit and permissible non-audit services to be provided by our independent registered public accounting firm if the fees for those services are anticipated to exceed $25,000. These services include audit and audit-related services, tax services and other services. In the case of fees for audit, audit-related, tax and other permissible services that are not expected to exceed $25,000, the fees are subject to ratification by the Audit/Corporate Governance Committee. All of the fees earned by KPMG LLP described above were attributable to services pre-approved by the Audit/Corporate Governance Committee, with the exception of the fees related to SEC filings associated with our participation in the TARP Capital Purchase Program, which were subsequently ratified by the Audit/Corporate Governance Committee.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since June 1994 and our Audit/Corporate Governance Committee has selected KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Although we are not required to do so, our Board of Directors recommends that the stockholders ratify the appointment. A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of our independent registered public accounting firm is not ratified, the Audit/Corporate Governance Committee of the Board of Directors will consider the matter of the appointment.

The Board of Directors recommends that you vote your shares FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm.

PROPOSAL 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement, Heartland's compensation program during the past three years has been reflective of its results of operations. The objective of our Board has been to provide salary levels to our executives that adequately compensate them relative to their peers and longer-term incentives that both align executive officer compensation with the success of meeting long-term strategic operating and financial goals, and minimize any risks to Heartland. The Board believes our compensation policies and procedures achieve these objectives. As required by the Dodd-Frank Act and Section 14A of the Exchange Act, we are submitting to stockholders for their approval, on an advisory basis, the compensation of our named executive officers. This proposal (commonly known as a "say on pay" proposal) is set forth in the following resolution:

RESOLVED, that the stockholders approve the compensation of Heartland's executives as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion contained in the Heartland proxy statement dated April 4, 2012.

Your vote is advisory and will not be binding upon the Compensation/Nominating Committee. The Compensation/Nominating Committee will take into account the outcome of the vote when considering future compensation arrangements.

The Board of Directors recommends that you vote your shares FOR the approval of Heartland's executive compensation.

PROPOSAL 4 - NONBINDING VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

The Dodd-Frank Act and Section 14A of the Exchange Act also require that, at least once every six years, stockholders be afforded the opportunity to recommend to the Board of Directors whether future advisory votes on executive compensation should occur every one, two or three years. This proposal offers stockholders the opportunity to cast a non-binding advisory vote on how often Heartland should include a “say on pay” proposal in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which Heartland must include executive compensation information in the proxy statement for that meeting).

Our Board of Directors believes that setting appropriate compensation, directly or through its committees, for executive officers and the Board itself is one of its most important functions and that stockholders should have direct input regarding such compensation. Accordingly, our Board has determined that an annual advisory vote on executive compensation is appropriate for Heartland at the present time. Annual advisory votes will allow our stockholders to advise us whether they agree with our compensation philosophy, policies and practices as disclosed in our proxy statement each year. This is consistent with our efforts to seek input from our stockholders, and will make the results of the vote more relevant and meaningful to the Board of Directors. We understand that our stockholders may have different views as to the best approach for Heartland, and we look forward to hearing from our stockholders on this proposal.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting). The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, in the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes cast to be the option selected by stockholders.

As an advisory vote, this proposal is not binding upon Heartland. However, our Board of Directors and our Compensation/Nominating Committee, which administers Heartland's executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making a determination regarding the frequency of future say on pay advisory votes. Although the Board of Directors has provided its recommendation, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends that you vote your shares for an ANNUAL advisory “Say on Pay” vote.

PROPOSAL 5 - ADOPTION OF THE HEARTLAND FINANCIAL USA, INC. 2012 LONG-TERM INCENTIVE PLAN

On January 17, 2012, the Board approved the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”) for Heartland and its subsidiaries, subject to stockholder approval. A summary of the material provisions of the 2012 LTIP is set forth below. A copy of the 2012 LTIP is set forth as Appendix A.

Purpose

The 2012 LTIP was established by the Board to promote Heartland's long-term financial success, to attract, retain and reward persons who can and do contribute to Heartland's success, and to further align the participants' interests with those of Heartland's stockholders. The 2012 LTIP will be administered by a committee selected by the Board, currently the Compensation/Nominating Committee (the “Committee”), which will select award recipients from the eligible participants, determine the types of awards to be granted, the number of shares covered by the awards, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General

The 2012 LTIP incorporates a broad variety of equity-based and cash-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2012 LTIP and stockholder interests.

The maximum number of shares of Heartland's common stock that may be delivered to participants, or their beneficiaries, under the 2012 LTIP is 500,000 shares, subject to permitted adjustments for certain corporate transactions and for forfeited shares. As of the date of stockholder approval of the 2012 LTIP, no additional awards will be granted under the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan or the Heartland Financial USA, Inc. 2003 Stock Option Plan. To the extent that any shares covered by an award under the 2012 LTIP, or one of the aforementioned prior equity incentive plans, are forfeited or are not delivered for any reason, including because the award is forfeited, cancelled or settled in cash, or shares are withheld to satisfy tax withholding requirements, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2012 LTIP. For stock appreciation rights (“SARs”) that are settled in stock, only the actual shares delivered will be counted for purposes of these limitations. If any option granted under the 2012 LTIP is exercised by tendering shares, only the number of shares issued net of the shares tendered will be counted for purposes of these limitations.

The 2012 LTIP's effective date is January 1, 2012, subject to approval by Heartland's stockholders. If approved, the 2012 LTIP will continue in effect until terminated by the Board; provided, however, that no awards may be granted under the 2012 LTIP after the 10-year anniversary of its effective date. Any awards that are outstanding after the 10th anniversary of the effective date will remain subject to the terms of the 2012 LTIP.

The following additional limits apply to awards under the 2012 LTIP:

*
The maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that are granted to any one participant during any calendar year is 100,000 shares;

*
The maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant during any calendar year is 100,000 shares; and

*
The maximum amount of cash incentive awards or cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant with respect to any calendar year is $1 milion.

The Committee may use shares available under the 2012 LTIP as the form of payment for grants or rights earned or due under any compensation plans or arrangements of Heartland or a subsidiary, including the plans and arrangements of Heartland or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of Heartland (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization or merger), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award's status as “performance-based compensation” under Code Section 162(m). However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2012 LTIP.

Awards granted under the 2012 LTIP generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in the Code and ERISA; provided, however, that the Committee has the discretion to permit the transfer of awards under the 2012 LTIP to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, provided that such transfers are made without consideration to the participant.

Eligibility

Selected employees and directors of, and service providers to, Heartland and its subsidiaries are eligible to become participants in the 2012 LTIP, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2012 LTIP and the type and amount of any such awards.

Options

The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms of the individual award. Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of Heartland's common stock).

The exercise price for any option may not be less than the fair market value of Heartland's common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10% or more of Heartland's common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by Heartland or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to Heartland as consideration for the grant of a replacement option with a lower exercise price, except as approved by Heartland's stockholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

Options awarded under the 2012 LTIP will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2012 LTIP that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option may be paid in cash, by personal, certified or cashiers' check, in shares of Heartland's common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by net exercise, by other property deemed acceptable by the Board or by irrevocably authorizing a third party to sell shares of Heartland's common stock and remit a sufficient portion of the proceeds to Heartland to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received will be equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted. However, the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by Heartland or one of its subsidiaries, or for SARs granted under a predecessor plan. SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards

A stock award is a grant of shares of Heartland's common stock or a right to receive shares of Heartland's common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee. Any specific performance measures, performance objectives or period of service requirements are set by the Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Heartland's common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee. The Committee may grant cash incentive awards (including the right to receive payment of cash or Heartland's common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant's service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.

Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure or other restrictive covenant in any agreement between the participant and Heartland or a subsidiary, whether during or after the participant's termination of service, the participant will forfeit or pay the following to Heartland:

*	All outstanding awards granted to the participant under the 2012 LTIP, including awards that have become vested or exercisable;
*
Any shares held by the participant in connection with the 2012 LTIP that were acquired after the participant's termination of service and within the six-month period immediately preceding the participant's termination of service;

*
The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant's termination of service and within the six-month period immediately preceding the participant's termination of service; and

*
The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2012 LTIP after the participant's termination of service and within the six-month period immediately preceding the participant's termination of service, where such sale or disposition occurs in such similar time period.

$1 Million Limit

Code Section 162(m). A U.S. income tax deduction for Heartland generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our chief executive officer and three other most highly compensated executive officers other than the chief financial officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2012 LTIP will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any stock awards or cash incentive awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

Performance Measures. The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on any one or more of the following performance measures as selected by the Committee: earnings (such as earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings per share); financial return ratios (such as return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan reserves, nonperforming assets; loans; deposits; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; interest margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of Heartland as a whole or of any one or more subsidiaries, business units of Heartland or a subsidiary or a specific, or group of, product lines and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all outstanding options and SARs held by a participant who is employed by, or providing services to, Heartland or its subsidiaries at the time of the change in control will become fully exercisable and all stock awards or cash incentive awards will become fully earned and vested, except that, if the vesting of an award is conditioned upon the achievement of performance measures, then such vesting will be subject to the following: if, at the time of the change in control, the performance measures are less than 50% attained (based upon a pro rata determination through the change in control), the award will become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50%; and if, at the time of the change in control, the performance measures are at least 50% attained (based upon a pro rata determination through the change in control), the award will become fully earned and vested immediately upon the change in control.

For purposes of the 2012 LTIP, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 51% or more of the voting stock of Heartland, except that the acquisition of such an interest by a benefit plan sponsored by Heartland or a corporate restructuring in which another member of Heartland's controlled group acquires such an interest generally will not be a change in control for purposes of the 2012 LTIP, (ii) a majority of the board members serving as of the 2012 LTIP's effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, (iii) Heartland combines or merges with another company and, immediately after the combination, the stockholders of Heartland immediately prior to the combination hold, directly or indirectly, 51% or less of the voting stock of the resulting company or (iv) the consummation of a complete liquidation or dissolution or an agreement for the disposition of all or substantially all of the assets of Heartland occurs. In the event an award under the 2012 LTIP constitutes “deferred compensation” for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Code Section 409A.

Amendment and Termination

The Board may at any time amend or terminate the 2012 LTIP or any award granted under the 2012 LTIP, but no amendment or termination may impair the rights of any participant without the participant's written consent. The Board may not amend any provision of the 2012 LTIP to materially increase the original number of shares that may be issued under the 2012 LTIP (other than as provided in the 2012 LTIP), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2012 LTIP without approval of Heartland's stockholders. Notwithstanding the foregoing, the Board may amend the 2012 LTIP at any time, retroactively or otherwise, to ensure that the 2012 LTIP complies with current or future law without stockholder approval, and the Board may unilaterally amend the 2012 LTIP and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy

All awards, amounts and benefits received under the 2012 LTIP will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2012 LTIP.

Nonqualified Stock Options. The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and Heartland generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of Heartland or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Heartland generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and Heartland will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and Heartland will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and Heartland will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and Heartland will be entitled to a corresponding deduction.

Withholding of Taxes. Heartland may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to Heartland to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy Heartland's minimum statutory withholding obligation.

Change in Control. Any acceleration of the vesting or payment of awards under the 2012 LTIP in the event of a change in control in Heartland may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by Heartland.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2012 LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2012 LTIP. Heartland strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

* * * * *

The number and types of awards to be made pursuant to the 2012 LTIP is subject to the discretion of the Committee and is not determinable at this time.

Under applicable law, the adoption of the 2012 LTIP requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. In tabulating the votes, broker non-votes on the adoption of the 2012 LTIP will be disregarded and have no effect on the outcome of the vote. However, any other abstentions by shares present in person or represented by proxy at the Annual Meeting are effectively equivalent to votes against this proposal.

The Board of Directors recommends that you vote your shares FOR Adoption of the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

Heartland currently maintains two equity compensation plans, the 2005 Long-Term Incentive Plan, which provides for the issuance of Company common stock to officers and other employees, directors and other advisors, and the 2006 Employee Stock Purchase Plan, which provides for the issuance of Company common stock to officers and other employees. The 2005 Long-Term Incentive Plan and the 2006 Employee Stock Purchase Plan were approved by our stockholders.

The following table sets forth information regarding outstanding options and shares available for future issuance under Heartland's equity plans as of December 31, 2011:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	570,762	$21.06	746,489(1)
Equity compensation plans not approved by stockholders	—	$—	—
Total	570,762	$21.06	746,489

(1) Includes 307,765 shares available for use under the Heartland 2005 Long-Term Incentive Plan and 438,724 shares available for use under the 2006 Employee Stock Purchase Plan.

PROPOSAL 6 - APPROVAL OF AMENDED AND RESTATED RIGHTS AGREEMENT

Background. Our stockholders are being asked to approve an Amended and Restated Rights Agreement (the "Extended Rights Agreement") dated as of January 17, 2012, between Heartland and Dubuque Bank & Trust Company, as Rights Agent. We are attaching a summary of the Extended Rights Agreement as Appendix B to this proxy statement. Although neither our Certificate of Incorporation, as amended, our By-laws, as amended, nor applicable law require stockholder approval of a rights agreement or similar arrangement, our Board of Directors is submitting the Extended Rights Agreement to a vote of our stockholders as a matter of good corporate governance.

The Extended Rights Agreement was unanimously approved by our Board of Directors on January 17, 2012, but will not become effective until and unless approved by stockholders at the annual meeting. The primary purpose of the Extended Rights Agreement is to extend the term of the Rights Agreement dated as of June 7, 2002 (the “Original Rights Agreement”), for an additional ten years and to expand the definition of beneficial owners to include certain forms of indirect ownership. The Original Rights Agreement will continue in effect until stockholders approve the Extended Rights Agreement at the annual meeting, and if the Extended Rights Agreement is not approved, the Original Rights Agreement will expire on June 7, 2012. If the Extended Rights Agreement is not approved and the Original Rights Agreement expires, our Board of Directors may reconsider whether to pursue a stockholders' rights plan in the future.

The Board of Directors' decision to adopt the Extended Rights Agreement and to submit it to a vote of our stockholders was not made in response to any effort by any party to acquire or gain control of Heartland and our Board of Directors is not currently aware of any such effort. The Extended Rights Agreement is not intended to prevent a non-coercive takeover bid or to keep the current management or directors in office. Four of our seven directors are independent, we do not believe that our directors are excessively compensated, and therefore we do not believe there is any risk of entrenchment as a motivation for this proposal.

The Extended Rights Agreement, like the Original Rights Agreement, is designed to deter the use of coercive or abusive takeover tactics by parties interested in acquiring us without offering fair value to all stockholders. It is also designed to assist our Board of Directors in representing the interests of all stockholders in connection with takeover proposals. The Extended Rights Agreement would accomplish these objectives by encouraging a potential acquirer to negotiate with our Board of Directors to have the Rights issued under the Extended Rights Agreement redeemed, or to have the Extended Rights Agreement amended. If the Rights are not redeemed (or the Extended Rights Agreement is not amended to permit the particular acquisition) and an acquirer exceeds the 15% ownership threshold contained in the Extended Rights Agreement, the Rights become exercisable at a discounted price, resulting in both dilution of the acquirer's ownership and increased acquisition cost.

Reasons for the Rights Agreement. Our Board of Directors believes that a rights plan, such as the plan represented by the Original Rights Agreement and the plan that will be represented by the Extended Rights Agreement, is in the best interests of our stockholders for several reasons. The Extended Rights Agreement enables the Board of Directors, as elected representatives of our stockholders, to better respond to an unsolicited acquisition proposal, but does not prevent parties from making an unsolicited offer for or acquisition of Heartland at a full and fair price and on fair terms. It does, however give our Board of Directors the ability to defend stockholders against abusive tactics that could be used to gain control of Heartland without paying stockholders a fair price for their shares.

The Extended Rights Agreement encourages potential acquirers to negotiate in good faith with our Board of Directors. This gives our Board of Directors an ability to negotiate on behalf of the stockholders to achieve a fair price and other terms that are consistent with the intrinsic value of Heartland and in the best interests of Heartland and its stockholders. The Extended Rights Agreement does not eliminate the fiduciary obligations of our Board of Directors regarding potential acquisition proposals and our Board of Directors is committed to considering acquisition proposals in a manner consistent with those obligations.

The Original Rights Agreement and the Extended Rights Agreement would enable our Board of Directors to better manage and control an auction of Heartland or other sale process if it ever determined to embark on such a process. The Extended Rights Agreement enhances the ability of our Board to protect a negotiated transaction from uninvolved third parties once the auction or other sale process is completed and provide our sufficient time to evaluate a proposed transaction and, if necessary, seek alternative courses of action to maximize stockholder value.

Our Board of Directors believes that our current stock price does not fully reflect the long-term value of Heartland. The Extended Rights Agreement will also allow us to better focus on longer-term value and facilitate the continued implementation of our strategic plan. Without the extension of the Original Rights Agreement through the Extended Rights Agreement, we would be susceptible to stockholders who might accept an offer that is incremental to our current price, without fully understanding that long term value.

Description of the Rights Agreement. The Extended Rights Agreement is, in most respects, identical to the Original Rights Agreement, except that it extends the term of the Rights issued under the Rights Agreement to January 17, 2022, and expands the definition of beneficial ownership to include certain derivative security positions. Both Rights Agreements have a 15% trigger, a term of ten years, and other customary terms described below. Although Heartland is subject to Delaware's business combination statute (which limits the ability of stockholders who exceed 15% ownership from engaging in certain business combinations with Heartland for a period of three years), this statute does not prevent the actual accumulation of shares and the attendant implications of having a meaningful block of shares in the hands of an acquirer.

The Rights. On June 7, 2002, our Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of our common stock, and authorized the issuance of one Right for each share of common stock. These Rights have also been automatically issued since that time with each share of common stock we issue. The Rights under our Original Rights Agreement will expire on June 7, 2012. The Extended Rights Agreement will, unless previously terminated, cause all shares issued until its expiration on January 17, 2022, to be accompanied by a Right, and will cause the Rights to be extended until January 17, 2022, unless our Board redeems the Rights, or there is a “distribution date” causing the rights to separate and become exercisable.

Each Right entitles the holder to purchase from Heartland one one-thousandth of a share of our Series A Junior Participating Preferred Stock, $1.00 value (the "Preferred Stock"), at a price of $70.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment. The Rights are not currently exercisable, and will not become exercisable until a distribution date, as described below.

Each share of Preferred Stock has a preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the dividend declared on one share of the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of common stock. Each share of Preferred Stock will have 1,000 votes voting together with the common stock. The Rights are also protected by customary anti-dilution provisions as more fully described in the Extended Rights Agreement. Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right (subject to adjustment) should approximate the value of one share of common stock

Exercisability. The Rights are represented by the certificates for our common stock and will not separate from the common stock, will not be represented by separate Rights certificates, and will not be exercisable until the tenth day following the earlier of (i) a public announcement that a person or group of affiliated or associated persons (we refer to these person, subject to the exclusions below, as “acquiring persons”) has commenced an offer to acquire “beneficial ownership” of 15% or more of our outstanding common stock, or (ii) actual acquisition of this level of beneficial ownership. The tenth day after these events is referred to in the Extended Rights Agreement as a “distribution date.”

We have exempted from the definition of acquiring persons (i) Heartland, (ii) any subsidiary of Heartland, and (iii)

any employee benefit plan of Heartland. In addition, if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of our common stock (i) because share purchases that we make reduce the number of shares of our common stock that are outstanding, or (ii) inadvertently, as determined by our Board of Directors, and the person or group promptly divests itself of enough common stock so as to no longer have beneficial ownership of 15% or more of the outstanding common stock, they will not be deemed an “acquiring person.”

For purposes of the Extended Rights Agreement, “beneficial ownership” has been defined to include not only the right to vote or dispose of shares of our common stock, but also rights related to derivative transactions or derivative securities which grant to the holder the economic equivalent of ownership of shares of our common stock.

Effect of a "Flip In" Event. If any acquiring person completes an acquisition of 15% or more of our outstanding common stock, each Right, other than Rights beneficially owned by the acquiring person and its affiliates and associates (which become null and void), becomes the right to receive, upon exercise and payment of the purchase price, the number of shares of our common stock equal to the result obtained by dividing the purchase price by 50% of the then-current per share market price of our common stock. Under some circumstances, Heartland may substitute for the shares of common stock, cash, a reduction in the purchase price, shares of Preferred Stock or other equity securities, debt securities, other assets, or any combination having a value that, when added to the value of the shares of common stock issued upon exercise of such Rights, will have an aggregate value equal to the value of the shares of common stock issuable upon the exercise of such rights (less the amount of any reduction in such Purchase Price).

Redemption of Rights. At any time prior to the close of business on the earlier of (i) the date there is an acquiring person and (ii) January 17, 2012, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. This redemption price may be paid in cash, with shares of common stock, or any other form of consideration deemed appropriate by the Board of Directors.

Exchange Right. At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock, our Board of Directors may exchange the Rights (other than Rights owned by the acquiring person), in whole or in part, at an exchange ratio of one share of common stock (or, at Heartland's option, shares of Preferred Stock, cash, debt securities of Heartland, other assets or any combination of the foregoing having an equivalent value) per Right.

Evidence and Transfer of Rights. Until a distribution date (or earlier redemption, exchange or expiration of the Rights), (i) the Rights are evidenced by certificates for our common stock, (ii) the Rights are transferable only in connection with the transfer of our common stock, (iii) the transfer of any shares of common stock also constitutes the transfer of the Rights, and (iv) new common stock certificates we deliver upon transfer or new issuance of shares of common stock contain a notation incorporating the Extended Rights Agreement by reference. If a distribution date occurs (that is, if a person or group acquires or announces an intention to acquire 15% beneficial ownership), separate Rights Certificates will be mailed to record holders of our common stock and the separate Right Certificates will evidence the Rights.

Amendments to the Rights Agreement. Until a distribution date, Heartland's board of directors may, in its sole and absolute discretion, supplement or amend the Extended Rights Agreement in any respect without the approval of any holders of the Rights or common stock. After a distribution, Heartland may supplement or amend the Rights Agreement without the approval of any holders of the Rights to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to shorten or lengthen any time period, or to change or supplement the provisions of the Rights Agreement in any manner that Heartland may deem necessary or desirable; provided that the Rights Agreement may not then be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights.

Anti-Takeover Effects. The Original Rights Agreement would cause, and the Extended Rights Agreement will cause, substantial dilution to any person or group that attempts to acquire control of Heartland without negotiating with our board of directors to have the Rights Agreement amended, or to cause the Rights to be redeemed. Accordingly, the Extended Rights Agreement will cause potential hostile bidders for Heartland to have difficulty approaching our stockholders directly without dealing with our Board, and could deter certain takeover attempts. The Rights should not interfere with any merger or other business combination that is in the best interests of Heartland and its stockholders because the Board of Directors may, at its option, at any time prior to the Share Acquisition Date, redeem all, the then outstanding Rights at the Redemption Price.

The Board of Directors recommends that you vote your shares FOR Adoption of the Heartland Financial USA, Inc. Amended and Restate Rights Agreement.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in our best interests.

Very best personal wishes,

Lynn B. Fuller
Chairman of the Board

Dubuque, Iowa
April 4, 2012

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

APPENDIX A

Heartland Financial USA, Inc.
2012 Long-Term Incentive Plan

Article 1
INTRODUCTION

Section 1.1 Purpose, Effective Date and Term.  The purpose of this Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan is to promote the long-term financial success of Heartland Financial USA, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Stockholders. The “Effective Date” of the Plan is January 1, 2012, subject to approval of the Plan by the Stockholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1 General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the terms of the Plan and such additional terms as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee.  Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a nonqualified stock option that is not intended to be an ISO; provided, however, that no ISOs may be (i) granted after the 10-year anniversary of the earlier of the Effective Date or Stockholder approval of the Plan or (ii) granted to a non-employee, and provided, further, that to the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options.  Unless otherwise specifically provided by its terms, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)Stock Appreciation Rights.  A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value at the time of exercise of the SAR; over (ii) an exercise price established by the Committee.

(c)Stock Awards.  A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both) in the future.  Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units (“RSUs”) or any other equity-based Award as determined by the Committee.

(d)Cash Incentive Awards.  A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2 Exercise of Stock Options and SARs.  A stock option or SAR shall be exercisable in accordance with such terms as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Stockholder).  The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Stockholder; provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options or SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity.  The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) payment through a net exercise such that, without the payment of any funds for such exercise, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers' check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3 Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a)Performance Measures.  The performance measures described in this Section 2.3 may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan reserves, nonperforming assets; loans; deposits; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; interest margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units of the Company or a Subsidiary or a specific, or group of, product lines and may be measured relative to a peer group, an index or a business plan.

(b)Partial Achievement.  The terms of an Award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant's individual limitations as set forth in Section 3.3.

(c)Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management's Discussion and Analysis section of the Company's annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4 Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to terms similar to the underlying Award.

Section 2.5 Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, the Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant's acceptance of any Award shall be deemed to constitute the Participant's acknowledgement of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1 Shares.  The Shares with respect to which Awards may be made shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 500,000 Shares (all of which may be granted as ISOs) plus any Shares that are covered under the terms of a Prior Plan award that otherwise would become available for reuse under the terms of a Prior Plan due to forfeiture, expiration, cancellation or the like. The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the date of Stockholder approval of the Plan, no further awards shall be granted under the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan.

(b)Reuse of Shares.  To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited, canceled or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for issuance under the Plan. With respect to SARs that are settled in Shares, only Shares actually delivered shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an Award), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Following the Effective Date, any Shares that are covered under the terms of a Prior Plan award that otherwise would become available for reuse under the terms of a Prior Plan due to forfeiture, expiration, cancellation or the like shall instead become available for delivery under the Plan.

Section 3.3 Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a)Stock Options and SARs.  The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b)Stock Awards.  The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000.

(c)Cash Incentive Awards and Stock Awards Settled in Cash.  The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards or cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.

(d)Dividends, Dividend Equivalents and Earnings.  For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

Section 3.4 Corporate Transactions; Repricing.

(a)Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan.  Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, provided, further, that no such payment shall be required in consideration of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Stockholders or as otherwise specifically provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5 Delivery of Shares.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)Compliance with Applicable Laws.  Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)Certificates.  To the extent that the Plan provides for the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement, at the time of a Change in Control:

(a)All stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately upon the Change in Control (subject to any forfeiture and expiration provisions otherwise applicable to the options or SARs).

(b)All stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately upon the Change in Control (subject to any forfeiture and expiration provisions otherwise applicable to the stock awards or cash incentive awards).

(c)Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

i.If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.
ii.If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become fully earned and vested immediately upon the Change in Control.

Section 4.2 Definition of Change in Control.  For purposes of the Plan, “Change in Control” means the first to occur of the following:

(a)the consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(b)the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the Stockholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(c)the consummation by the Company of (i) a merger or consolidation if the Stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 51% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(d)Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 51% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(e)Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

Article 5
COMMITTEE

Article 5.1 Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5.  The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)). Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Article 5.2 Powers of Committee.  The Committee's administration of the Plan shall be subject to terms of the Plan and the following:

(a)The Committee shall have the authority and discretion to select from among the Company's and the Subsidiary's employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

(c)The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)The Committee shall have the authority to define terms not otherwise defined in the Plan.

(e)Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(f)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board who are not “outside directors” (within the meaning of Code Section 162(m)) the authority to grant Awards to eligible persons who are either (i) not then “covered employees” (within the meaning of Code Section 162(m)) and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and (b) delegating to a committee of one or more members of the Board who are not “non-employee directors” (within the meaning of Rule 16b-3) the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.  The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan.  The records of the Company and each Subsidiary as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Article 6.1 General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be issued under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Stockholders.

Article 6.2 Amendment to Conform to Law.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1 No Implied Rights.

(a)No Rights to Specific Assets.  No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the terms of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Stockholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability.  Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974). The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers shall not be made for consideration to the Participant.

Section 7.3 Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4 Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement.  Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections.  Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms, not inconsistent with the terms of the Plan, as the Committee may require.

Section 7.7 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.  All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns; or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company's minimum statutory withholding obligation.

Section 7.9 Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or a Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the applicable rules of any securities exchange or similar entity) by a duly authorized officer of the Company or such Subsidiary.\

Section 7.10 Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.11 Indemnification.  To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law.  The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14 Benefits Under Other Plans.  Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant's employer.

Section 7.15 Validity.  If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice.  Unless provided otherwise in an Award Agreement, all written communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
Such communications shall be deemed given:
(a)in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)in the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;
provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's senior human resources officer and corporate secretary.
Section 7.17 Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant's receipt of an Award shall be deemed to constitute the Participant's acknowledgment of and consent to the Company's application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant's express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law without further consideration or action.

Section 7.18 Breach of Restrictive Covenants. Consider adding this Section 7.18 or a similar provision to the Plan or the forms of Award Agreement. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure or other restrictive covenant set forth in the Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a)any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service;

(c)the profit realized by the Participant from the exercise of any stock options and SARs that the Participant has exercised after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)“Award” means an award under the Plan.

(c)“Award Agreement” means the document that evidences the terms of an Award. Such document shall be referred to as an agreement regardless of whether a Participant's signature is required.

(d)“Board” means the Board of Directors of the Company.

(e)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant's duties (other than traffic violations or similar offenses), (iii) commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform his or her duties in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant's Termination of Service, facts and circumstances arising during the course of the Participant's employment with the Company are discovered that would have constituted a termination for Cause.
Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”
(f)“Change in Control” has the meaning ascribed to it in Section 4.2.

(g)“Code” means the Internal Revenue Code of 1986.

(h)“Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(i)“Company” means Heartland Financial USA, Inc., a Delaware Corporation.

(j)“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company's or a Subsidiary's employees.

(k)“Effective Date” has the meaning ascribed to it in Section 1.1.

(l)“Exchange Act” means the Securities Exchange Act of 1934.

(m)“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading (including the NASDAQ Stock Market, the New York Stock Exchange, or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(n)“ISO” has the meaning ascribed to it in Section 2.1(a).

(o)“Participant” has the meaning ascribed to it in Section 1.2.

(p)“Performance-Based Compensation” has the meaning ascribed to it in Code Section 162(m).

(q)“Plan” means the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan.

(r)“Policy” has the meaning ascribed to it in Section 7.17.

(s)“Prior Plans” means the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan and the Heartland Financial USA, Inc. 2003 Stock Option Plan.

(t)“Securities Act” means the Securities Act of 1933.

(u)“SAR” has the meaning ascribed to it in Section 2.1(b).

(v)“Share” means a share of Stock

(w)“Stock” means the common stock of the Company, $0.10 par value per share.

(x)“Stockholders” means the stockholders of the Company.

(y)“Subsidiary” means any corporation, bank or other entity that would be a “subsidiary corporation” with respect to the Company as defined in Code Section 424(f).

(z)“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

i.The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

ii.If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

iii.A service provider other than an employee or director whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

iv.Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(aa)“Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2 In the Plan, unless otherwise stated, the following uses apply:

(a)actions permitted under the Plan may be taken at any time and from time to time in the actor's reasonable discretion;

(b)references to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c)in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)the words “include,” “includes” and “including” means “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g)all references to sections are to sections in the Plan;

(h)all words used shall be construed to be of such gender or number as the circumstances and context require;

(i)the captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)all accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

APPENDIX B

HEARTLAND FINANCIAL USA, INC.,
Summary Of Rights To Purchase Preferred Stock
On June 3, 2002, the Board of Directors of HEARTLAND FINANCIAL USA, INC. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value, of the Company (the “Common Stock”). The distribution was payable on June 26, 2002, to the stockholders of record on June 24, 2002 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated June 7, 2002, as amended and restated January 17, 2012 (the “Rights Agreement”), between the Company and DUBUQUE BANK AND TRUST COMPANY, as Rights Agent (the “Rights Agent”).
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8‑A/A dated May , 2012. Copies of the Rights Agreement are available free of charge from the Rights Agent The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.
The Rights will be evidenced by the Common Stock certificates outstanding, and no separate Rights Certificates will be issued, until a Distribution Date. A “Distribution Date” is the earlier to occur of (i) the tenth Business Day after a public announcement that a Person or group of affiliated or associated Persons (other than certain “Exempt Persons”) has become an “Acquiring Person” (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Stock) or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the date of the commencement by any person (other than an Exempt Person) of a tender or exchange offer, the consummation of which would result in such Person or group of affiliated or associated Persons, becoming an Acquiring Person. For purposes of the Rights Agreement, “beneficial ownership” includes not only the right to vote or dispose of shares of the Company's Common Stock, but also rights related to derivative transactions or derivative securities which grant to the holder thereof the economic equivalent of ownership of an amount of shares of Company Common Stock (whether or not such derivative (i) conveys voting rights in the Company Common Stock or (ii) may be settled through delivery of shares of Company Common Stock, and whether or not the economic effect of such derivative has been hedged).
The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, with or without a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire at 5:00 p.m. (Eastern time) on January 17, 2022 (the “Expiration Date”), unless the Expiration Date is extended or unless earlier redeemed or exchanged by the Company, in each case as described below.
If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Purchase Price.
If the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of shares of the senior voting stock of the acquiring company that, at the time of such transaction, would have a market value of two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void) in whole or in part, at an exchange ratio of one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a share of Preferred Stock) per Right (subject to adjustment).
At any time prior to 5:00 p.m. Eastern time on the earlier of (i) the Distribution Date and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”).
Immediately upon the action of the Board of Directors of the Company to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the dividend declared on one share of the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock. Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock. The Rights are also protected by customary anti-dilution provisions as more fully described in the Rights Agreement. Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right (subject to adjustment) should approximate the value of one share of Common Stock.
Any provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of an Acquiring Person or certain related parties), or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made to the Rights Agreement at a time when the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

ANNUAL MEETING PROXY CARD
FOR COMMON SHARES SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF HEARTLAND FINANCIAL USA, INC. TO BE HELD ON MAY 16, 2012

The undersigned hereby appoints Lynn B. Fuller and John K. Schmidt, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of Heartland Financial USA, Inc., to be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on the 16th day of May, 2012, at 6:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

The Board of Directors recommends a vote FOR the election of the following director nominees:

1.	ELECTION OF DIRECTORS:
Class III Directors (Term Expires 2015):

	For	Withhold
John W. Cox, Jr.	☐	☐
Lynn B. Fuller	☐	☐

The Board of Directors recommends a vote FOR the following two proposals:

2.	RATIFY THE APPOINTMENT OF KPMG LLP as Heartland Financial USA, Inc.'s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain
☐	☐	☐

3.	APPROVE EXECUTIVE COMPENSATION (advisory vote) related to the compensation of Heartland executives.

For	Against	Abstain
☐	☐	☐

The Board of Directors recommends that you vote 1 YEAR on this proposal:

4.	VOTE ON FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES (advisory vote).

1 Year	2 years	3 Years	Abstain
☐	☐	☐	☐
The Board of Directors recommends a vote FOR the following two proposals:

5. ADOPT THE HEARTLAND FINANCIAL USA, INC. 2012 LONG-TERM INCENTIVE PLAN.

For	Against	Abstain
☐	☐	☐

6. ADOPT THE HEARTLAND FINANCIAL USA, INC. AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

For	Against	Abstain
☐	☐	☐

7. CONSIDER ALL OTHER MATTERS that may properly come before said meeting and any adjournments of postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1; FOR PROPOSALS 2, 3, 5, AND 6; and FOR THE 1 YEAR OPTION ON PROPOSAL 4.

Signature

Date	2012

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.